                                                                    EXHIBIT 10.3

                                                          [ALLEN&GLEDHILL LOGO]
                                                          ADVOCATES & SOLICITORS

                             Dated 7th FEBRUARY 2003

                        AUTOMATED TECHNOLOGY (PHIL.) INC
                                   as Borrower

                                       and

                      THE DEVELOPMENT BANK OF SINGAPORE LTD
                                    as Lender

                               FACILITY AGREEMENT

                                                    ALLEN & GLEDHILL
                                                    36 ROBINSON ROAD
                                                    #18-01 CITY HOUSE
                                                    SINGAPORE 068877

                                TABLE OF CONTENTS

CONTENTS                                         PAGE
1.   DEFINITIONS AND INTERPRETATION..........      1

2.   THE FACILITY............................      7

3.   PURPOSE.................................      7

4.   CONDITIONS OF UTILISATION...............      8

5.   UTILISATION.............................      8

6.   REPAYMENT...............................      9

7.   PREPAYMENT AND CANCELLATION.............     10

8.   INTEREST................................     12

9.   INTEREST PERIODS........................     13

10.  CHANGES TO THE CALCULATION OF INTEREST..     14

11.  FEES....................................     15

12.  TAX GROSS UP AND INDEMNITIES............     15

13.  INCREASED COSTS.........................     17

14.  OTHER INDEMNITIES.......................     18

15.  MITIGATION BY THE LENDER................     19

16.  COSTS AND EXPENSES......................     19

17.  REPRESENTATIONS.........................     19

18.  INFORMATION UNDERTAKINGS................     23

19.  GENERAL UNDERTAKINGS....................     24

20.  FINANCIAL COVENANTS.....................     28

21.  EVENTS OF DEFAULT.......................     33

22.  CHANGES TO THE LENDER...................     36

23.  CHANGES TO THE BORROWER.................     37

24.  CONDUCT OF BUSINESS BY THE LENDER.......     37

25.  PAYMENT MECHANICS.......................     38

26.  SET-OFF.................................     39

27.  NOTICES.................................     40

28.  CALCULATIONS AND CERTIFICATES...........     40

29.  PARTIAL INVALIDITY......................     41

30.  REMEDIES AND WAIVERS....................     41

31.  AMENDMENTS AND WAIVERS..................     41

32.  COUNTERPARTS............................     41

33.  GOVERNING LAW...........................     41

CONTENTS                                         PAGE
34.  ENFORCEMENT.............................     41

35.  CONFLICT................................     42

SCHEDULE 1 CONDITIONS PRECEDENT..............     43

SCHEDULE 2 REQUESTS..........................     45

THIS AGREEMENT is made on 7TH February 2003 BETWEEN:

(1)   AUTOMATED TECHNOLOGY (PHIL.) INC (the "BORROWER"); and

(2)   THE DEVELOPMENT BANK OF SINGAPORE LTD (the "LENDER").

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions

      In this Agreement:

      "ACQUISITION EXERCISE" means the acquisition by the Guarantor of all of the shares in Mayon Capital Limited, Gold Dawn Limited, Finetech International Limited and Global Crown Limited, who are immediately prior to the Acquisition Exercise Date collectively the registered and beneficial owners of all the issued capital stock of the Borrower.

      "ACQUISITION EXERCISE DATE" means the date on which the Acquisition Exercise is or is to be completed.

      "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

      "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

      "AVAILABILITY PERIOD" means

      (i) in relation to Facility A, the period from and including the date of this Agreement to and including 30 June 2003; and

      (ii) in relation to Facility B, the period from and including the date of this Agreement to and including the Termination Date (or, if such date is not a Business Day, the preceding Business Day).

      "AVAILABLE FACILITY" means in relation to a Facility, the Lender's Facility Amount under that Facility minus:

      (i)   the amount of any outstanding Loans under that Facility; and

      (ii) in relation to any proposed Utilisation, the amount of any Loans that are due to be made under that Facility on or before the proposed Utilisation Date (but excluding, for the avoidance of doubt, the amount of a Loan due to be made in relation to such proposed Utilisation), plus, in relation to any proposed Utilisation of Facility B only, any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

      "BORROWER GROUP" means the Borrower and its Subsidiaries for the time being.

      "BREAK COSTS" means the amount (if any) by which:

      (i) the interest which the Lender should have received for the period from the date of receipt of all or any part of a Loan or Unpaid Sum to the last day of the current

            Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period,

      exceeds:

      (ii) the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Singapore interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

      "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in Singapore and, if on that day a transfer of funds in US Dollars is to be made under this Agreement, New York City.

      "COMPLIANCE CERTIFICATE" means a certificate in form and substance satisfactory to the Lender.

      "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 21.

      "FACILITY" means Facility A or Facility B.

      "FACILITY A" means the term loan facility made available under this Agreement as described in Clause 2.

      "FACILITY A AMOUNT" means US$10,000,000, to the extent not cancelled, reduced or transferred by the Lender under this Agreement.

      "FACILITY A LOAN" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

      "FACILITY A REPAYMENT DATES" means each date specified in Clause 6.1.1.

      "FACILITY AMOUNT" means Facility A Amount or Facility B Amount.

      "FACILITY B" means the uncommitted revolving credit facility made available under this Agreement as described in Clause 2.

      "FACILITY B AMOUNT" means US$3,000,000, to the extent not cancelled, reduced or transferred by the Lender under this Agreement.

      "FACILITY B LOAN" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

      "FACILITY OFFICE" means the office or offices through which the Lender will perform its obligations under this Agreement from time to time, as agreed by the Borrower.

      "FINANCE DOCUMENT" means this Agreement, any Security Document and any other document designated as such by the Lender and the Borrower.

      "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

      (i)   moneys borrowed;

      (ii) any amount raised by acceptance under any acceptance credit facility;

      (iii) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

      (iv) the amount of any liability as lessee in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

      (v) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

      (vi) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

      (vii) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

      (viii)shares which are expressed to be redeemable;

      (ix) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

      (x) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (ix) above.

      "GAAP" means (in relation to either Obligor) generally accepted accounting principles, standards and practices in the jurisdiction of its incorporation or (for so long as the Borrower has obtained approval from the relevant governmental authority in its jurisdiction of incorporation for such purpose) generally accepted accounting principles, standards and practices in the United States of America.

      "GROUP" means the Guarantor and its Subsidiaries for the time being.

      "GUARANTEE" means a guarantee from the Guarantor in favour of the Lender, in such form as may be agreed by the Borrower and the Lender.

      "GUARANTOR" means Infiniti Solutions Pte Ltd, a company incorporated in Singapore, and includes its successors.

      "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

      "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 9 and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3.

      "LOAN" means a Facility A Loan or a Facility B Loan.

      "MARGIN" means:

      (i)   (in relation to a Facility A Loan) 3.5 per cent. per annum; and

      (ii)  (in relation to a Facility B Loan) three per cent. per annum.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

      (i) the financial condition, a material asset or the business of either Obligor;

      (ii) the ability of either Obligor to perform and comply with its payment or other material obligations under any Finance Document;

      (iii) the validity, legality or enforceability of, or the rights or remedies of the Lender under, any Finance Document; or

      (iv) the validity, legality or enforceability of any Security expressed to be created pursuant to any Security Document or on the priority and ranking of any of that Security.

      "OBLIGOR" means the Borrower or the Guarantor.

      "ORIGINAL FINANCIAL STATEMENTS" means:

      (i) in relation to the Borrower, the audited consolidated financial statements of the Borrower for the financial year ended 31 December 2001, and the unaudited management accounts of the Borrower for the financial year ended 31 December 2002; and

      (ii) in relation to the Guarantor, the unaudited consolidated financial statements of the Group for the financial year ended 31 December 2001 and the unaudited management accounts of the Group for the period from 1 January 2002 until 30 June 2002.

      "PARTY" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

      "POLITICAL RISK INSURANCE" means any political risk insurance maintained or to be maintained pursuant to Clause 19.7(ii) below.

      "POTENTIAL EVENT OF DEFAULT" means any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

      "POTENTIAL UNLAWFUL EVENT" means any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Unlawful Event.

      "PRI INSURANCE PROCEEDS" means the proceeds of any Political Risk Insurance received or receivable by an Obligor or received or receivable by the Lender as loss payee, as assignee or otherwise.

      "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period.

      "REPEATING REPRESENTATIONS" means each of the representations set out in Clauses 17.1, 17.2, 17.4, 17.6, 17.10, 17.11.1, 17.11.2, 17.12.2 and
      17.15.

      "SECURED OBLIGATIONS" has the meaning ascribed to it in Section 1.02 of the Security Agreement.

      "SECURED PROPERTIES" means all properties from time to time charged, pledged, mortgaged or otherwise subject to any Security pursuant to the Security Documents.

      "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having substantially the same economic effect.

      "SECURITY AGREEMENT" means the agreement (governed under Philippines law) made or to be made between (i) the Borrower, and (ii) the Lender, in such form as may be agreed by the Borrower and the Lender.

      "SECURITY DOCUMENT" means the Guarantee, the Security Agreement and any other security document that may at any time be given to the Lender as security for any of the Secured Debt pursuant to or in connection with any Finance Document.

      "SELECTION NOTICE" means a notice substantially in the form set out in
      Part II of Schedule 2 given in accordance with Clause 9.

      "SIBOR" means, in relation to a Loan or Unpaid Sum, the rate internally quoted by the Lender to leading banks in the Singapore interbank market, as of 11:00 a.m. on the Quotation Day for the offering of deposits in US Dollars in an amount substantially equal to the amount of that Loan or Unpaid Sum, and for a period comparable to the Interest Period for that Loan or Unpaid Sum, as the case may be.

      "SUBSIDIARY" means a subsidiary within the meaning of section 5 of the Companies Act, Chapter 50 of Singapore.

      "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

      "TERMINATION DATE" means:

      (i)   (in relation to Facility A) 31 December 2005; and

      (ii) (in relation to Facility B) the date on which Facility B is cancelled in full by the Lender in accordance with Clause 2.2 or any other provision of this Agreement.

      "TOTAL FACILITY AMOUNTS" means the aggregate of the Facility A Amount and the Facility B Amount, being US$13,000,000 at the date of this Agreement.

      "UNLAWFUL EVENT" means the event or circumstance specified in Clause 7.5.

      "UNPAID SUM" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

      "US DOLLARS" and "US$" mean the lawful currency of the United States of America.

      "UTILISATION" means a utilisation of a Facility.

      "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

      "UTILISATION REQUEST" means a notice substantially in the form set out in
      Part I of Schedule 2.

1.2   CONSTRUCTION

      1.2.1 Unless a contrary indication appears, any reference in this Agreement to:

            (i) the "LENDER", the "BORROWER", the "GUARANTOR" or "OBLIGOR" or any "PARTY" shall be construed so as to include their respective successors in title, permitted assigns and permitted transferees;

            (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

            (iii) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated from time to time;

            (iv) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

            (v) a "PERSON" includes any person, firm company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

            (vi) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

            (vii) a provision of law is a reference to that provision as amended or re-enacted from time to time; and

            (viii) a time of day is a reference to Singapore time.

      1.2.2 Clause and Schedule headings are for ease of reference only.

      1.2.3 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

      1.2.4 A Potential Event of Default or Potential Unlawful Event is "continuing" if it has not been remedied or waived and an Event of Default or Unlawful Event is "continuing" if it has not been remedied or waived.

1.3   THIRD PARTY RIGHTS

      1.3.1 Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or to enjoy the benefit of any term of this Agreement.

      1.3.2 Notwithstanding any terms of this Agreement, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Agreement.

2.    THE FACILITY

2.1   THE FACILITY

      Subject to the terms of this Agreement, the Lender makes available to the
      Borrower:

      2.1.1 a term loan facility in an amount equal to the Facility A Amount;
            and

      2.1.2 an uncommitted revolving credit facility in an amount equal to the Facility B Amount.

2.2   RIGHT OF REVIEW

      Notwithstanding anything to the contrary, expressed or implied, in any of the Finance Documents, the Lender may at its absolute discretion, at any time and from time to time review Facility B and may vary any or all of the terms and conditions of Facility B and/or cancel the whole or any part of Facility B at any time. The Lender shall notify the Borrower of any variation or cancellation of Facility B and such variation or cancellation shall take effect, in the case of any variation, on the date specified by the Lender in such notice (which shall be at least 14 days after the date of the notice) and, in the case of any cancellation, on the date specified by the Lender in such notice (each such date being at least 30 days after the date of the notice). On and from the date such notice is given by the Lender, Facility B or (as the case may be) such part thereof as has been cancelled shall cease to be available and upon any such cancellation taking effect, the Borrower shall repay (without any premium, penalty or (provided such repayment is made on the date specified by the Lender in the notice referred to above) Break Costs) all amounts outstanding in respect of each Facility B Loan or (as the case may be) such part thereof as has been cancelled together with all unpaid accrued interest thereon. Nothing contained in this Agreement or any of the Finance Documents shall be deemed to impose on the Lender any obligation either at law or in equity to make or continue to make Facility B available to the Borrower.

3.    PURPOSE

3.1   PURPOSE

      3.1.1 The Borrower shall apply all amounts borrowed by it under Facility A towards the payment of principal and interest due under its existing bank borrowings and/or the financing of its future capital expenditure.

      3.1.2 The Borrower shall apply all amounts borrowed by it under Facility B towards its general working capital expenditure.

3.2   MONITORING

      The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.    CONDITIONS OF UTILISATION

4.1   INITIAL CONDITIONS PRECEDENT

      The Borrower may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 in form and substance satisfactory to the Lender. The Lender shall notify the Borrower promptly upon being so satisfied.

4.2   FURTHER CONDITIONS PRECEDENT

      The Lender will only be obliged to comply with Clause 5.4 if on the date of the Utilisation Request and on the proposed Utilisation Date:

      4.2.1 no Event of Default, Unlawful Event, Potential Event of Default, Potential Unlawful Event or an event (howsoever named or defined in a Political Risk Insurance) which entitles the insured thereunder to make a claim under such Political Risk Insurance has occurred and is continuing or would result from the proposed Loan; and

      4.2.2 the Repeating Representations to be made by the Borrower are true in all material respects.

5.    UTILISATION

5.1   DELIVERY OF A UTILISATION REQUEST

      The Borrower may utilise a Facility by delivery to the Lender of a duly completed Utilisation Request not later than 10:00 a.m. five Business Days (in the case of a Facility A Loan) or two Business Days (in the case of a Facility B Loan) before the Utilisation Date.

5.2   COMPLETION OF A UTILISATION REQUEST

      5.2.1 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

            (i)   it identifies the Facility to be utilised;

            (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

            (iii) the currency and amount of the Utilisation comply with Clause
                  5.3;

            (iv)  the proposed Interest Period complies with Clause 9;

            (v) (in the case where that Utilisation Request relates to a Facility A Loan to be utilised to repay existing bank borrowings) it is accompanied by a confirmation from the financial institution(s) to whom such bank borrowings are owed of the outstanding amount of such borrowings;

            (vi) (in the case where that Utilisation Request relates to a Facility A Loan to be utilised to finance any capital expenditure) it is accompanied by the confirmatory acceptance by the Borrower against the quotation of the supplier(s) with which the Borrower will expend such capital expenditure; and

            (vii) it specifies the account and bank to which the proceeds of the
                  Utilisation are to be credited.

      5.2.2 Only one Loan may be requested in each Utilisation Request.

5.3   AMOUNT

      The amount of the proposed Loan must be a minimum of US$100,000 or a higher multiple thereof for each of Facility A and Facility B or in either case, if less, the Available Facility.

5.4   AVAILABILITY OF LOAN

      If the conditions set out in this Agreement have been met, the Lender shall make each Loan available through its Facility Office.

6.    REPAYMENT

6.1   REPAYMENT OF FACILITY A LOANS

      6.1.1 The Facility A Loans outstanding at the end of the Availability Period for Facility A shall be repaid on the following dates in the following amounts (provided that, in the event that the amount of the Facility A Loans outstanding at the end of the Availability Period for Facility A is less than US$10,000,000, the amount of each of the instalments specified below shall be reduced in inverse order of maturity):

Facility A Repayment Date    Repayment Instalment
    30 September 2003            US$   500,000

    31 December 2003             US$   500,000

    31 March 2004                US$   500,000

    30 June 2004                 US$   500,000

    30 September 2004            US$ 1,000,000

    31 December 2004             US$ 1,000,000

    31 March 2005                US$ 1,000,000

    30 June 2005                 US$ 1,000,000

    30 September 2005            US$ 2,000,000

    Termination Date             US$ 2,000,000

      6.1.2 The Borrower may not reborrow any part of Facility A which is repaid.

6.2   REPAYMENT OF FACILITY B LOANS

      6.2.1 Subject to Clauses 2.1.2 and 25.4, the Borrower shall repay each Facility B Loan on the last day of its Interest Period.

      6.2.2 All Facility B Loans shall be repaid on the Termination Date.

7.    PREPAYMENT AND CANCELLATION

7.1   ILLEGALITY

      If, at any time after the date of this Agreement, it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain any Loan or any part thereof:

      7.1.1 the Lender shall promptly notify the Borrower upon becoming aware of that event;

      7.1.2 upon the Lender notifying the Borrower, the Facility or (as the case may be) such affected part thereof will be immediately cancelled without any premium or penalty; and

      7.1.3 the Borrower shall repay the Loans or (as the case may be) such affected part thereof accompanied by any Break Costs but without any premium or penalty on the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

7.2   DEEMED CANCELLATION

      Any part of Facility A which remains undrawn on the last day of the Availability Period for Facility A shall be deemed to have been cancelled by the Borrower on that day.

7.3   VOLUNTARY PREPAYMENT OF FACILITY A LOANS

      7.3.1 The Borrower may, if it gives the Lender not less than five Business Days' prior notice, prepay the whole or any part of the principal amount outstanding in respect of Facility A (but, if in part, being a minimum amount of US$500,000 or any higher integral multiple thereof) on any Facility A Repayment Date.

      7.3.2 Any prepayment of Facility A may only be made after the date falling 12 months from the first Utilisation Date of a Facility A Loan.

      7.3.3 Any prepayment under this Clause 7.3 or Clauses 7.1, 7.4, 7.6 or any other provision of this Agreement shall satisfy the obligations under Clause 6.1 in inverse chronological order.

7.4   PREPAYMENT WITH CAUSE

      If (i) the Borrower becomes obliged to pay any amount for the account of the Lender under Clause 13.1 or an alternative basis is not agreed with the Lender pursuant to Clause 10.2.1 within the 30 day period referred to in Clause 10.2.1, and (ii) the Borrower gives to the Lender not less than 14 days' notice of the date of prepayment, the Borrower may prepay all (but not part only) of the Loans without premium or penalty at any time. Upon the Lender receiving that notice, the Facilities (if any) shall be cancelled. Any such prepayment must be accompanied by accrued interest on the Loans and by any Break Costs.

7.5   UNLAWFULNESS

      If, at any time, it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents, the Lender may by written notice to the Borrower:

      7.5.1 cancel the Facility (or any part thereof) whereupon it shall immediately be cancelled;

      7.5.2 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents in relation to such Loans be immediately due and payable, whereupon they shall become immediately due and payable; and/or

      7.5.3 declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender.

7.6   MANDATORY PREPAYMENT

      The Borrower irrevocably authorises the Lender to apply any PRI Insurance Proceeds received by the Lender in prepayment of first, the Facility A Loans and secondly, the Facility B Loans, together with accrued interest thereon and any Break Costs and if either Obligor has received any such PRI Insurance Proceeds, the Borrower shall ensure that such PRI Insurance Proceeds are immediately applied as aforesaid. Notwithstanding the foregoing, if:

      7.6.1 either Obligor delivers to the Lender notice in writing that it intends to obtain additional Political Risk Insurance for an amount specified in such notice; and

      7.6.2 either Obligor delivers to the Lender, within seven Business Days of its receipt of such PRI Insurance Proceeds or, as the case may be, notification from the Lender of the Lender's receipt of such PRI Insurance Proceeds, a copy of such additional Political Risk Insurance naming the Lender as sole loss payee in accordance with Clause 19.7 (in form and substance acceptable to the Lender) together with the receipts for the most recent premium; and

      7.6.3 no Event of Default or Unlawful Event has occurred and is continuing,

      then the amount of the Loans shall only be prepaid by an amount equal to the PRI Insurance Proceeds so received less the amount specified in the notice delivered by that Obligor pursuant to Clause 7.6.1 above. The balance, if any, of the PRI Insurance Proceeds remaining with the Lender after such application as aforesaid shall, at the request of the Guarantor, be returned to the Borrower to be utilised solely for the purposes of equipment and machinery purchases by the Borrower, including but not limited to, replacement of equipment and machinery.

7.7   RESTRICTIONS

      7.7.1 Any notice of cancellation or prepayment given by either Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

      7.7.2 Any prepayment under this Agreement shall be made together with:

            (i)   accrued interest on the amount prepaid;

            (ii) (in the case of a prepayment under Clause 7.3) a prepayment fee equal to the Relevant Percentage of the amount prepaid;

            (iii) Break Costs; and

            (iv) any other sum then due by the Borrower to the Lender under this Agreement in relation to the amount prepaid.

            For the purposes of this Clause 7.7.2, "Relevant Percentage" means
            (a) in the case of any prepayment made at any time after the date falling 12 months from the first Utilisation Date of a Facility A Loan and before the date falling 24 months from such first Utilisation Date, 0.5 per cent. and (b) at any time after the date falling 24 months from such first Utilisation Date, 0.375 per cent.

      7.7.3 The Borrower may not reborrow any part of Facility A which is prepaid.

      7.7.4 The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Facility except at the times and in the manner expressly provided for in this Agreement.

      7.7.5 No amount of the Total Facility Amounts cancelled under this Agreement may be subsequently reinstated.

8.    INTEREST

8.1   CALCULATION OF INTEREST

      The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

      8.1.1 Margin; and

      8.1.2 SIBOR.

8.2   PAYMENT OF INTEREST

      Subject to Clause 9.1, the Borrower shall pay accrued interest on each Loan on the last day of each Interest Period in relation thereto.

8.3   DEFAULT INTEREST

      8.3.1 If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause
            8.3.2 below, is the sum of three per cent and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Lender.

      8.3.2 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

            (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

            (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of three per cent and the rate which would have applied if the overdue amount had not become due.

      8.3.3 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable on demand by the Lender.

8.4   NOTIFICATION OF RATES OF INTEREST

      The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

9.    INTEREST PERIODS

9.1   SELECTION OF INTEREST PERIODS

      9.1.1 The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if, in the case of Facility A, the Loan that has already been borrowed) in a Selection Notice.

      9.1.2 Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Lender by the Borrower not later than 10.00 a.m. two Business Days before the first day of the relevant Interest Period.

      9.1.3 If the Borrower fails to deliver a Selection Notice to the Lender in accordance with Clause 9.1.2 above, the relevant Interest Period will be three months.

      9.1.4 Subject to this Clause 9, the Borrower may select an Interest Period of three months or any shorter period agreed between the Borrower and the Lender.

      9.1.5 Any Interest Period for a Facility A Loan which would otherwise extend beyond a Facility A Repayment Date shall instead end on that date.

      9.1.6 The first Interest Period for a Facility A Loan shall start on the Utilisation Date of such Facility A Loan and each subsequent Interest Period shall start on the last day of the preceding Interest Period of such Loan. Each Interest Period shall end (in the case of the first Facility A Loan) three months or such shorter period thereafter, as so selected or agreed pursuant to Clause 9.1.4 and (in the case of the first Interest Period relating to any subsequent Facility A Loan) on the same date as the then current Interest Period relating to the first Facility A Loan.

      9.1.7 Each Facility B Loan has one Interest Period only.

9.2   NON-BUSINESS DAYS

      If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day.

9.3   CONSOLIDATION OF FACILITY A LOANS

      If two or more Interest Periods:

      9.3.1 relate to Facility A Loans; and

      9.3.2 end on the same date,
      those Facility A Loans will be consolidated into, and treated as, a single Facility A Loan on the last day of the Interest Period relating thereto.

10.   CHANGES TO THE CALCULATION OF INTEREST

10.1  MARKET DISRUPTION

      10.1.1 If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on that Loan for the Interest Period shall be the rate per annum which is the sum of:

               (i)   the Margin; and

               (ii) the rate notified to the Borrower by the Lender as soon as practicable and in any event at least one Business Day before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the Lender of funding that Loan from whatever source it may reasonably select.

      10.1.2 The Lender shall, together with any notification given pursuant to Clause 10.1.1 above, provide the Borrower with the basis for determining the rate so notified and confirm to the Borrower that it has or intends to make similar claims for compensation under loans denominated in US Dollars granted by the Lender to its other customer(s) of similar standing which accrue interest based on the Singapore inter-bank offer rate (provided that the Lender is entitled to do so under the terms of such loans and subject to any obligation of confidentiality).

      10.1.3   In this Agreement "MARKET DISRUPTION EVENT" means:

               (i) before close of business in Singapore on the Quotation Day for the relevant Interest Period, the Screen Rate is not available and the Lender is unable to provide a quotation to determine SIBOR for US Dollars and the relevant Interest Period; or

               (ii) before close of business in Singapore on the Quotation Day for the relevant Interest Period, the Borrower receives notification from the Lender that the cost to it of obtaining matching deposits in the Singapore interbank market would be in excess of SIBOR due to unavailability of funds in, or other circumstances generally affecting, the Singapore inter-bank market (and not circumstances relating to the Lender or its funding sources).

10.2  ALTERNATIVE BASIS OF INTEREST OR FUNDING

      10.2.1 If a Market Disruption Event occurs and the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

      10.2.2 Any alternative basis agreed pursuant to Clause 10.2.1 above shall, with the prior consent of the Lender and the Borrower, be binding on all Parties. If the Lender or the Borrower so request (such request not to be made more frequently than once a month so long as such alternative basis applies), the Parties shall negotiate with each other in good faith to determine whether such alternative basis shall continue to apply.

10.3  BREAK COSTS

      10.3.1 The Borrower shall on demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

      10.3.2 The Lender shall, as soon as reasonably practicable after a demand by the Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.   FEES

11.1  COMMITMENT FEE

      11.1.1 The Borrower shall pay to the Lender a fee in US Dollars computed at the rate of 0.5 per cent. per annum on the undrawn portion of Facility A Amount (insofar as such undrawn portion of Facility A Amount has not been cancelled) from day to day during the period commencing from the date of this Agreement to the last day of the Availability Period for Facility A.

      11.1.2 The accrued commitment fee is payable on 31 March, 2003, and on the last day of the Availability Period for Facility A or, if Facility A is cancelled in full before the last day of the Availability Period for Facility A, on the cancelled amount of the undrawn portion of Facility A at the time the cancellation is effective.

11.2  FRONT-END FEE

      The Borrower shall pay to the Lender a front-end fee of US$65,000 (being
      0.50 per cent. of the Total Facility Amounts) on the date of this Agreement.

12.   TAX GROSS UP AND INDEMNITIES

12.1  DEFINITIONS

      In this Clause 12:

      "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

      "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

      "TAX PAYMENT" means an increased payment made by the Borrower to the Lender under Clause 12.2 or a payment under Clause 12.3.

12.2  TAX GROSS-UP

      12.2.1 The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law, in which case the amount of the payment due from it shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

      12.2.2 The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

      12.2.3 If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

      12.2.4 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3  TAX INDEMNITY

      12.3.1 If the Lender is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document, then the Borrower shall (within three Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by it in respect of a Finance Document.

      12.3.2 Clause 12.3.1 above shall not apply with respect to any Tax assessed on the Lender:

               (i) under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

               (ii) under the law of the jurisdiction in which the Lender's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

               if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender.

      12.3.3   If the Lender makes, or intends to make, a claim under Clause
               12.3.1 above, it shall promptly notify the Borrower of the event which will give, or has given, rise to the claim and giving the basis for calculating any amount so claimed.

12.4  TAX CREDIT

      If the Borrower makes a Tax Payment and the Lender determines that:

      12.4.1   a Tax Credit is attributable to that Tax Payment; and

      12.4.2   the Lender has obtained, utilised and retained that Tax Credit,

      the Lender shall pay an amount to the Borrower which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.

12.5  STAMP TAXES

      The Borrower shall pay and, within three Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6  GOODS AND SERVICES TAX

      The Borrower shall also pay to the Lender within three Business Days of demand, in addition to any amount payable by the Borrower to the Lender under a Finance Document, any goods and services, value added or similar Tax payable in respect of that amount (and references in that Finance Document to that amount shall (where appropriate) be deemed to include any such Taxes payable in addition to it).

13.   INCREASED COSTS

13.1  INCREASED COSTS

      13.1.1 Subject to Clause 13.3 the Borrower shall, within three Business Days of a demand by the Lender, pay the Lender the amount of any Increased Costs incurred by the Lender as a result of (i) the introduction of or any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or regulation of the Philippines, Singapore and/or the jurisdiction of incorporation of the Lender or (ii) compliance with any law or regulation of the Philippines, Singapore and/or the jurisdiction of incorporation of the Lender made after the date of this Agreement.

      13.1.2   In this Agreement "INCREASED COSTS" means:

               (i) a reduction in the rate of return from the Facility or on the Lender's overall capital (except on account of Tax on its overall net income);

               (ii)  an additional or increased cost; or

               (iii) a reduction of any amount due and payable under any Finance
                     Document,

               which is incurred or suffered by the Lender to the extent that it is attributable to the Lender having entered into this Agreement or funding or performing its obligations under any Finance Document.

13.2  INCREASED COST CLAIMS

      13.2.1 If the Lender intends to make a claim pursuant to Clause 13.1 it shall notify the Borrower of the event giving rise to the claim.

      13.2.2 The Lender shall, together with any notification given pursuant to Clause 13.2.1, provide a certificate confirming the amount of its Increased Costs together with the basis for calculating any such amount.

13.3  EXCEPTIONS

      13.3.1   Clause 13.1 does not apply to the extent any Increased Cost is:

               (i) attributable to a Tax Deduction required by law to be made by the Borrower; or

               (ii) compensated for by Clause 12.3 (or would have been compensated for under Clause 12.3 but was not so compensated solely because the exclusion in Clause 12.3.2 applied).

      13.3.2 In this Clause 13.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 12.1.

14.   OTHER INDEMNITIES

14.1  CURRENCY INDEMNITY

      14.1.1 If any sum due from the Borrower under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

               (i)   making or filing a claim or proof against the Borrower;

               (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

               the Borrower shall as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

      14.1.2 The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2  OTHER INDEMNITIES

      The Borrower shall, within three Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

      14.2.1 the occurrence of any Event of Default, Potential Event of Default, Unlawful Event or Potential Unlawful Event;

      14.2.2 a failure by the Borrower to pay any amount due under a Finance Document on its due date;

      14.2.3 funding, or making arrangements to fund, a Loan requested by the Borrower in the Utilisation Request but not made by reason of non-fulfilment of any of the conditions of Clause 4 or 5 or the Borrower revoking a Utilisation Request (other than by reason of default or negligence by the Lender alone);

      14.2.4 a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower;

      14.2.5 investigating any event which it reasonably believes is an Event of Default, Potential Event of Default, Unlawful Event or Potential Unlawful Event; or

      14.2.6 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.   MITIGATION BY THE LENDER

15.1  MITIGATION

      15.1.1 The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 7.1, Clause 10, Clause 12 or Clause 13 including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

      15.1.2 Clause 15.1.1 above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2  LIMITATION OF LIABILITY

      15.2.1 The Borrower shall indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 15.1.

      15.2.2 The Lender is not obliged to take any steps under Clause 15.1 if, in its opinion (acting reasonably), to do so might be prejudicial to it.

16.   COSTS AND EXPENSES

16.1  TRANSACTION EXPENSES

      The Borrower shall within three Business Days of demand pay the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of:

      16.1.1 this Agreement and any other documents referred to in this Agreement; and

      16.1.2 any other Finance Documents executed after the date of this Agreement.

16.2  AMENDMENT COSTS

      If the Borrower requests an amendment, waiver or consent, the Borrower shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request.

16.3  ENFORCEMENT COSTS

      The Borrower shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

17.   REPRESENTATIONS

      The Borrower makes the representations and warranties set out in this Clause 17 to the Lender on the date of this Agreement.

17.1  STATUS

      17.1.1 It is a corporation duly incorporated and validly existing under the law of its jurisdiction of incorporation.

      17.1.2 It and each of the Borrower's Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.2  BINDING OBLIGATIONS

      The obligations expressed to be assumed by it in each Finance Document are (subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 and other general equitable principles and insolvency, liquidation and other laws affecting creditors' rights generally) legal, valid, binding and enforceable obligations.

17.3  NON-CONFLICT WITH OTHER OBLIGATIONS

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

      17.3.1   any law or regulation applicable to it;

      17.3.2   the constitutional documents of any member of the Borrower Group;
               or

      17.3.3 any agreement or instrument binding upon it or any member of the Borrower Group or any assets of it or any member of the Borrower Group to an extent or in a manner which has or will have a Material Adverse Effect, nor (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets.

17.4  POWER AND AUTHORITY

      It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.5  VALIDITY AND ADMISSIBILITY IN EVIDENCE

      All Authorisations required or desirable:

      17.5.1 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

      17.5.2 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

      have been obtained or effected and are in full force and effect (save for any stamp duty payable on the Financing Documents which shall be paid within any applicable grace period).

17.6  GOVERNING LAW AND ENFORCEMENT

      17.6.1 The choice of Singapore law as the governing law of this Agreement will be recognised and enforced in its jurisdiction of incorporation.

      17.6.2 Any judgment against the Borrower obtained in Singapore in relation to this Agreement will, subject to compliance with the appropriate civil procedures to enforce such judgement (particularly Section 48 of Rule 39 and Section 24 of Rule 132 of the Rules of Court of the Philippines), be enforceable in the Philippines unless, with respect to the action in which the foreign judgement was rendered, there is evidence of want of jurisdiction, want of notice to the Borrower, collusion, fraud or clear mistake of law or fact, or if such judgement is found to be contrary to the laws, customs and public policy of the Philippines.

17.7  DEDUCTION OF TAX

      It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document subject as stated in any legal opinion delivered pursuant to Clause 4.

17.8  NO FILING OR STAMP TAXES

      Under the law of its jurisdiction of incorporation, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents subject as stated in any legal opinion delivered pursuant to Clause 4.

17.9  NO DEFAULT

      17.9.1 No Event of Default or Unlawful Event is continuing or might reasonably be expected to result from the making of any Utilisation.

      17.9.2 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of the Borrower's Subsidiaries or to which its (or the Borrower's Subsidiaries) assets are subject which might have a Material Adverse Effect.

17.10 NO MISLEADING INFORMATION

      17.10.1 So far as it is aware (after making all due enquiry), any factual information provided by it in relation to any Finance Document was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

      17.10.2 So far as it is aware (after making all due enquiry), nothing has occurred or been omitted from the factual information referred to in Clause 17.10.1 above and no information has been given or withheld that results in that information being untrue or misleading in any material respect.

17.11 FINANCIAL STATEMENTS

      17.11.1 The Original Financial Statements were prepared in accordance with GAAP consistently applied.

      17.11.2 Its Original Financial Statements fairly represent its consolidated financial condition and operations as at the end of and for the relevant financial year.

      17.11.3 There has been no material adverse change in its business or financial condition since 31 December 2002.

17.12 PARI PASSU RANKING

      17.12.1 Each Security Document creates (or, once entered into, will create) in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have except as may be described in any legal opinion delivered pursuant to Clause 4 and subject to the Security referred to in Clause 19.3.3.(ii) below.

      17.12.2 Without limiting Clause 17.12.1 above, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by the law in its place of incorporation applying to companies generally.

17.13 TITLE

      It has good title to the assets subject to the Security created by it pursuant to any Security Document, free from all Security except the Security created pursuant to, or permitted by, the Finance Documents.

17.14 WINDING-UP

      No meeting has been convened for the winding-up of it or any of the Borrower's Subsidiaries or for the appointment of a receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager or other similar officer of it, any of the Borrower's Subsidiaries or any of their respective assets, no such step is intended by it or any of its Subsidiaries and, so far as it is aware, no petition, application or the like is outstanding for the winding-up of it or any of its Subsidiaries or for the appointment of a receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager or other similar officer of it, any of its Subsidiaries or any of their respective assets or any of them.

17.15 IMMUNITY

      Neither it nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process and in any proceedings taken in the Philippines or Singapore in relation to the Finance Documents, it will not be entitled to claim immunity for itself or any of its assets arising from suit, execution or other legal process.

17.16 ACQUISITION

      The Acquisition Exercise has been completed on 20 December, 2002.

17.17 REPETITION

      The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing at all times during the continuance of this Agreement.

18.   INFORMATION UNDERTAKINGS

18.1 The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Facility is in force.

18.2  FINANCIAL STATEMENTS

      The Borrower shall supply to the Lender:

      18.2.1 as soon as the same become available, but in any event within 180 days after the end of each of its financial years, certified true copies of its audited consolidated financial statements for that financial year;

      18.2.2 as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, certified true copies of its unaudited consolidated financial statements for that financial half year;

      18.2.3 as soon as the same become available, but in any event within 180 days after the end of each of the financial years of the Guarantor, certified true copies of the audited consolidated financial statements of the Guarantor for that financial year; and

      18.2.4 as soon as the same become available, but in any event within 90 days after the end of each half of each of the financial years of the Guarantor, certified true copies of the unaudited consolidated financial statements of the Guarantor for that financial half year.

18.3  COMPLIANCE CERTIFICATE

      18.3.1 The Borrower shall supply to the Lender, with each set of financial statements delivered pursuant to Clause 18.1, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 as at the date as at which those financial statements were drawn up.

      18.3.2 Each Compliance Certificate shall be signed by two directors of the Borrower.

18.4  REQUIREMENTS AS TO FINANCIAL STATEMENTS

      18.4.1 Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 shall be certified by a director of the Borrower or (as the case may be) the Guarantor as fairly representing its consolidated financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

      18.4.2 The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 is prepared using GAAP.

18.5  INFORMATION: MISCELLANEOUS

      The Borrower shall supply to the Lender:

      18.5.1 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, or pending against it, the Guarantor or any other member of the Borrower Group, and which might, if adversely determined, have a Material Adverse Effect; and

      18.5.2 promptly, such further information (other than information of a confidential or proprietary nature or in respect of which disclosure is prohibited pursuant to any law or directive to which the Borrower or the Guarantor is subject) regarding the financial condition, business and operations of itself, the Guarantor or any other member of the Borrower Group as the Lender may reasonably request.

18.6  NOTIFICATION OF DEFAULT

      18.6.1 The Borrower shall notify the Lender of any Event of Default or Unlawful Event which is continuing (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. The Borrower shall also notify the Lender of any Potential Event of Default or Potential Unlawful Event which is continuing (and the steps, if any, being taken to remedy it) and which, in the reasonable opinion of the Borrower, is materially adverse to its operations or would affect its ability to fulfil its obligations under this Agreement, promptly upon becoming aware of its occurrence

      18.6.2 Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that, so far as it is aware and (if applicable) except as previously notified to the Lender or waived by the Lender, no Event of Default or Unlawful Event and no Potential Event of Default or Potential Unlawful Event which, in the reasonable opinion of the Borrower, is materially adverse to its operations or would affect its ability to fulfil its obligations under this Agreement, has occurred and is continuing (or if an Event of Default or Unlawful Event or Potential Event of Default or Potential Unlawful Event which, in the reasonable opinion of the Borrower, is materially adverse to its operations or would affect its ability to fulfil its obligations under this Agreement, is continuing, specifying the Event of Default, Potential Event of Default, Unlawful Event or Potential Unlawful Event and the steps, if any, being taken to remedy it).

18.7  WINDING-UP

      The Borrower will promptly notify the Lender of:

      18.7.1 the giving of any notice to convene a general meeting of it for the passing of a resolution for its winding-up;

      18.7.2 the filing of any application to place it under judicial management;

      18.7.3   the filing of any petition for its winding-up,

      and any verbal notification so given by it shall be confirmed in writing within 24 hours thereof.

19.   GENERAL UNDERTAKINGS

      The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Facility is in force.

19.1  AUTHORISATIONS

      The Borrower shall promptly:

      19.1.1 obtain, comply with and do all that is necessary to maintain in full force and effect; and

      19.1.2   supply certified copies to the Lender of,

      any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

19.2  COMPLIANCE WITH LAWS

      The Borrower shall comply in all respects with all laws to which it may be subject, if failure to so comply would materially impair its ability to perform its obligations under the Finance Documents.

19.3  NEGATIVE PLEDGE

      19.3.1 The Borrower shall not (and shall ensure that no other member of the Borrower Group will), without the prior consent in writing of the Lender (which shall not be unreasonably withheld), create or permit to subsist any Security over any of its assets.

      19.3.2 The Borrower shall not (and shall ensure that no other member of the Borrower Group will):

               (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other member of the Borrower Group;

               (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

               (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

               (iv) enter into any other preferential arrangement having a similar effect,

               in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

      19.3.3   Clauses 19.3.1 and 19.3.2 above do not apply to:

               (i) any netting or set-off arrangement entered into by any member of the Borrower Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

               (ii) any existing Security granted by the Borrower in favour of Rizal Commercial Banking Corp. (RCBC) and/or Banco de Oro Universal Bank (BDO) which shall be discharged within three Business Days after the date of the first Loan;

               (iii) any lien arising by operation of law and in the ordinary course of trading;

               (iv)  any Security entered into pursuant to any Finance Document;
                     or

               (v) any Security granted by the Borrower over any asset acquired by the Borrower to secure the purchase of such asset or to secure the indebtedness incurred solely for the purpose of financing the acquisition of such asset, provided that:

                     (a) the Borrower shall have given the Lender the first right of refusal to finance the Borrower's acquisition of such asset; and

                     (b) the aggregate purchase price of such assets subject to Security pursuant to this Clause 19.3.3(v) shall not exceed US$2,000,000 (or its equivalent).

19.4  DISPOSALS

      19.4.1 The Borrower shall not (and shall ensure that no other member of the Borrower Group will) sell, lease, transfer or otherwise dispose of all or substantially all of its assets or any part of such assets which, either alone or when aggregated with all other disposals required to be taken in account under this Clause 19.4.1, is substantial in relation to its assets or those of itself and its Subsidiaries taken as a whole or the disposal of which (either alone or when so aggregated) would have a Material Adverse Effect.

      19.4.2 Clause 19.4.1 above does not apply to any sale, lease, transfer or other disposal:

               (i) made in the ordinary course of trading of the disposing entity; or

               (ii) of assets in exchange for other assets comparable or superior as to type, value and quality.

19.5  REORGANISATION

      The Borrower will not, without the prior consent in writing of the Lender (such consent not to be unreasonably withheld), undertake or permit any reorganisation, amalgamation, reconstruction, takeover or any other schemes of compromise or arrangement affecting its present constitution.

19.6  CHANGE OF BUSINESS

      The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Borrower Group taken as a whole from that carried on at the date of this Agreement.

19.7  INSURANCE

      The Borrower will (i) at all times effect and maintain with any reputable insurer or underwriter having a rating of not less than "AA" from Standard & Poor's insurances against such risks and liabilities customary for businesses similar to its business and in amounts and on terms satisfactory to the Lender, including but not limited to insurances over the Secured Properties against loss and damage by fire, explosion, aircraft and other aerial devices and articles dropped therefrom, storm, tempest, flooding, burst pipes and tanks, subsidence, malicious damage and other customary risks and (ii) ensure and procure that the Guarantor will effect and maintain with any reputable insurer or underwriter having a rating of not less than "AA" from Standard & Poor's insurances against political risks of the Philippines in amounts and on terms satisfactory to the Lender, and will give such information to the Lender regarding such insurances as the Lender may from time to time require and punctually pay or procure to be paid all premiums and deliver or procure to be delivered receipts therefor to the Lender.

      Each of such insurances shall:

      (a)   be taken out in the name of the relevant Obligor;

      (b)   name the Lender as sole loss payee or beneficiary;

      (c) acknowledge that the relevant Obligor is the sole party liable to pay the premiums in respect thereof;

      (d) provide for the insurers or underwriters to give to the Lender at least 30 days' prior notice of cancellation by reason of non-payment of calls, premiums or otherwise and allow the Lender an opportunity of paying such calls or premiums which may be in default; and

      (e) provide that they may not be altered or amended without the prior consent in writing of the Lender.

      Each of such insurances shall also contain a notice of assignment signed in accordance with the relevant policy rules.

19.8  REGISTRATION

      The Borrower will ensure that it does not need to obtain US Dollars from the Philippine banking system to service any amount of debt under this Agreement and it will promptly, at the request of the Lender (if such registration is necessary pursuant to any applicable law or regulation or is required by any applicable governmental authority in the Philippines), register this Agreement with the Bangko Sentral ng Pilipinas.

19.9  CAPITAL EXPENDITURE

      The Borrower shall not make or incur any capital expenditure without the prior consent in writing of the Lender (such consent not to be unreasonably withheld) provided that the Borrower may make or incur capital expenditure in an aggregate amount not exceeding US$4,500,000 during its financial year ending 31 December, 2003.

19.10 POLITICAL RISK EVENT

      If any event occurs which entitles the Borrower to make a claim under a Political Risk Insurance, it shall immediately inform the Lender and shall take all necessary steps and action to make any such claim.

19.11 FURTHER ASSURANCE

      It will from time to time on request by the Lender do or procure the doing of all such acts and will execute or procure the execution of all such documents as is or would be necessary for giving full effect to each of the Finance Documents or securing to the Lender the full benefits of all rights, powers and remedies conferred upon the Lender in any of the Finance Documents.

19.12 CONDITIONS SUBSEQUENT

      The Borrower shall:

      19.12.1 immediately after any acquisition by it of any real property in the Philippines, execute a mortgage over such real property in such form as the Lender may require and do all such acts and execute all such documents as may be necessary to perfect or give full effect to such mortgage under all applicable laws;

      19.12.2 ensure that immediately after the making of the Facility A Loan referred to in Clause 5.2.1(v) above which is utilised to repay its existing bank borrowings, the financial institution(s) to whom such bank borrowings are owed shall confirm to the Lender
               (i) that such bank borrowings have been fully satisfied or discharged and (ii) that such financial institution(s) shall take all steps as may be required under applicable laws to discharge any Security securing such bank borrowings; and

      19.12.3 within three Business Days after the making of the Facility A Loan referred to in Clause 5.2.1(v) above, deliver to the Lender an acknowledgement of each notice of assignment referred to in paragraph 2(c) of Schedule 1 signed by the person to whom that notice was addressed.

19.13 SPECIAL CONSULTANT

      If the Lender determines that the Borrower is or will be unable to perform its obligations under any of the Financing Documents, the Lender may appoint on the Borrower's behalf or require the Borrower to appoint, a Special Consultant to conduct an audit of the Borrower or perform such other duties as the Lender may specify. The Lender may nominate as Special Consultant an accountant, lawyer, banker, engineer or, with limitation, any person whom the Lender considers suitably qualified. A Special Consultant so appointed shall be the agent of the Borrower who shall be solely responsible for his acts, defaults and remuneration.

20.   FINANCIAL COVENANTS

20.1  FINANCIAL CONDITION

      The Borrower shall ensure that:

      20.1.1 Consolidated Liabilities will not at any time exceed such percentage of Consolidated Networth as set out below:

               (i)   as of 30 June 2003, 175 per cent.;

               (ii)  as of 31 December 2003 and 30 June 2004, 150 per cent.; and

               (iii) as of 31 December 2004 and each 30 June and 31 December falling thereafter for so long as any amount is outstanding under the Finance Documents or any Facility is in force, 100 per cent;

      20.1.2 The ratio of Consolidated EBITDA less Tax to Consolidated Debt Service for any Relevant Period will not be less than 1.25 to 1;

      20.1.3 Liabilities will not at any time exceed such percentage of Networth as set out below:

               (i)   as of 30 June 2003, 175 per cent.;

               (ii)  as of 31 December 2003 and 30 June 2004, 150 per cent.; and

               (iii) as of 31 December 2004 and each 30 June and 31 December falling thereafter for so long as any amount is outstanding under the Finance Documents or any Facility is in force, 100 per cent; and

      20.1.4 The ratio of EBITDA less Tax to Debt Service for any Relevant Period will not be less than 1.25 to 1.

20.2  FINANCIAL COVENANT CALCULATIONS

      Consolidated Liabilities, Consolidated Networth, Consolidated Debt Service, Consolidated EBITDA, Debt Service, EBITDA, Liabilities and Networth shall be calculated and interpreted in accordance with the GAAP applicable to the Original Financial Statements of the Borrower and shall be expressed in US Dollars.

20.3  DEFINITIONS

      In this Clause 20:

      "CONSOLIDATED DEBT SERVICE" means in respect of any Relevant Period, the aggregate of:

      (i) the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) payable by the Borrower Group in that Relevant Period in respect of Consolidated Liabilities adjusted (but without double counting) by deducting interest income of the Borrower Group in respect of that Relevant Period to the extent freely distributable to the Borrower Group in cash, as determined (except as needed to reflect the terms of this Clause 20) from the financial statements of the Borrower and Compliance Certificates delivered under Clause 18.1 and Clause 18.2; and

      (ii) the aggregate of the scheduled repayments under Facility A and any other Financial Indebtedness of the Borrower Group (excluding any indebtedness of any member of the Borrower Group to any other member of the Borrower Group to the extent permitted hereunder) falling due during the Relevant Period.

      "CONSOLIDATED EBITDA" means, in relation to any Relevant Period, the total consolidated operating profit of the Borrower Group for that Relevant
      Period:

      (i)      before taking into account:

               (a)   Interest Expense;

               (b)   Tax;

               (c) any share of the profit of any associated company or undertaking, except for dividends received in cash by any member of the Borrower Group; and

               (d)   extraordinary and exceptional items; and

      (ii) after adding back all amounts provided for depreciation and amortisation for that Relevant Period,

      as determined (except as needed to reflect the terms of this Clause 20 from the financial statements of the Borrower Group and Compliance Certificates delivered under Clause 18.1 and Clause 18.2.

      "CONSOLIDATED LIABILITIES" means, as at any particular time in relation to the Borrower Group, an amount for the time being including:

      (i) bank overdrafts and any part of any other borrowings maturing within 12 months;

      (ii) the principal amount of any bonds or debentures or any other debt instruments issued by any member of the Borrower Group whether issued for cash or a consideration other than cash;

      (iii) the liabilities of any member of the Borrower Group under any other liabilities in the nature of borrowings;

      (iv)     all other indebtedness whatsoever for borrowed moneys;

      (v) current creditors, dividends, and taxation payable within 12 months;

      (vi) the principal amount raised by acceptances under any acceptance credit in favour of any member of the Borrower Group;

      (vii) the face amount of any bills of exchange (other than cheques) or other instruments upon which any member of the Borrower Group is liable as drawer, acceptor or endorser;

      (viii) all actual and contingent liabilities of whatsoever nature of any member of the Borrower Group in respect of borrowed moneys including, without limitation, the maximum premium payable on a redemption of any debenture or other indebtedness of any member of the Borrower Group and all actual and contingent liabilities of any other person (including the par value of any shares and the principal amount of any debentures of any person) to the extent that such liabilities, shares or debentures are directly or indirectly guaranteed or secured by or are, directly or indirectly, the subject of an indemnity given by, or with a right of recourse against, any member of the Borrower Group;

      (ix) the aggregate of the principal amounts outstanding under all agreements or transactions entered into by any member of the Borrower Group for leasing, hire purchase, conditional sale or purchase on deferred terms, or provision of funds in support of obligations of third parties and similar transactions in relation to any property, and any other amounts due to creditors other than current creditors;

      (x) amounts standing to the credit of any deferred tax account or tax equalisation reserve; and

      (xi)     any amount proposed to be distributed to shareholders,

      Provided that no liabilities shall be included in a calculation of Consolidated Liabilities more than once.

      For this purpose, any amount outstanding or repayable in a currency other than US Dollars shall on that day be taken into account in its US Dollars equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Borrower Group been prepared as at that day in accordance with the GAAP applicable to the Original Financial Statements of the Borrower.

      "CONSOLIDATED NETWORTH" means, as at any particular time, the aggregate of:

      (i) the amount paid up or credited as paid up on the issued share capital of the Borrower and (to the extent required by GAAP applicable to the Original Financial Statements of the Borrower) of the subsidiaries of the Borrower (other than any shares which are expressed to be redeemable); and

      (ii) the amount standing to the credit of the consolidated reserves of the Borrower Group,

      less (but without double counting) any amount included in the above which is attributable to:

      (a)      goodwill or other intangible assets;

      (b)      amounts set aside for Tax;

      (c)      minority interests;

      (d) the amount by which the net book value of any asset has been written up after the date as at which the Original Financial Statements were prepared (or, in the case of a person becoming a member of the Borrower Group after that date, the date on which that person became or becomes a member of the Borrower Group) by way of revaluation or on its transfer from one member of the Borrower Group to another; and

      (e) any dividend or other distribution declared, recommended or made by any member of the Borrower Group,

      but ignoring any variation in the credit or debit balance on the Borrower Group consolidated profit and loss account since the date of the then latest audited consolidated balance sheet of the Borrower Group except to the extent reflected in any later Borrower Group consolidated profit and loss statement delivered to the Lender under Clause 18.

      "DEBT SERVICE" means in respect of any Relevant Period, the aggregate of:

      (i) the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) payable by the Borrower in that Relevant Period in respect of Liabilities adjusted (but without double counting) by deducting interest income of the Borrower in respect of that Relevant Period to the extent freely distributable to the Borrower in cash, as determined (except as needed to reflect the terms of this Clause
               20) from the financial statements of the Borrower and Compliance Certificates delivered under Clause 18.1 and Clause 18.2; and

      (ii) the aggregate of the scheduled repayments under Facility A and any other Financial Indebtedness of the Borrower falling due during the Relevant Period.

      "EBITDA" means, in relation to any Relevant Period, the total operating profit of the Borrower for that Relevant Period:

      (i)      before taking into account:

               (a)   Interest Expense;

               (b)   Tax;

               (c) any share of the profit of any associated company or undertaking, except for dividends received in cash by the Borrower; and

               (d)   extraordinary and exceptional items; and

      (ii) after adding back all amounts provided for depreciation and amortisation for that Relevant Period,

      as determined (except as needed to reflect the terms of this Clause 20) from the financial statements of the Borrower and Compliance Certificates delivered under Clause 18.1 and Clause 18.2.

      "LIABILITIES" means, as at any particular time in relation to the Borrower, an amount for the time being including:

      (i) bank overdrafts and any part of any other borrowings maturing within 12 months;

      (ii) the principal amount of any bonds or debentures or any other debt instruments issued by the Borrower whether issued for cash or a consideration other than cash;

      (iii) the liabilities of the Borrower under any other liabilities in the nature of borrowings;

      (iv)     all other indebtedness whatsoever for borrowed moneys;

      (v) current creditors, dividends, and taxation payable within 12 months;

      (vi) the principal amount raised by acceptances under any acceptance credit in favour of the Borrower;

      (vii) the face amount of any bills of exchange (other than cheques) or other instruments upon which the Borrower is liable as drawer, acceptor or endorser;

      (viii) all actual and contingent liabilities of whatsoever nature of the Borrower in respect of borrowed moneys including, without limitation, the maximum premium payable on a redemption of any debenture or other indebtedness of the Borrower and all actual and contingent liabilities of any other person (including the par value of any shares and the principal amount of any debentures of any person) to the extent that such liabilities, shares or debentures are directly or indirectly guaranteed or secured by or are, directly or indirectly, the subject of an indemnity given by, or with a right of recourse against, the Borrower;

      (ix) the aggregate of the principal amounts outstanding under all agreements or transactions entered into by the Borrower for leasing, hire purchase, conditional sale or purchase on deferred terms, or provision of funds in support of obligations of third parties and similar transactions in relation to any property, and any other amounts due to creditors other than current creditors;

      (x) amounts standing to the credit of any deferred tax account or tax equalisation reserve; and

      (xi)     any amount proposed to be distributed to shareholders,

      Provided that no liabilities shall be included in a calculation of Liabilities more than once.

      For this purpose, any amount outstanding or repayable in a currency other than US Dollars shall on that day be taken into account in its US Dollars equivalent at the rate of exchange that would have been used had an audited balance sheet of the Borrower been prepared as at that day in accordance with the GAAP applicable to the Original Financial Statements of the Borrower.

      "NETWORTH" means, as at any particular time, the aggregate of:

      (i) the amount paid up or credited as paid up on the issued share capital of the Borrower (other than any shares which are expressed to be redeemable); and

      (ii) the amount standing to the credit of the consolidated reserves of the Borrower,

      less (but without double counting) any amount included in the above which is attributable to:

      (a)      goodwill or other intangible assets;

      (b)      amounts set aside for Tax;

      (c)      minority interests;

      (d) the amount by which the net book value of any asset has been written up after the date as at which the Original Financial Statements were prepared by way of revaluation; and

      (e) any dividend or other distribution declared, recommended or made by the Borrower,

      but ignoring any variation in the credit or debit balance on the Borrower profit and loss account since the date of the then latest audited balance sheet of the Borrower except to the extent reflected in any later Borrower profit and loss statement delivered to the Lender under Clause 18.

      "RELEVANT PERIOD" means:

      (i) in relation to the computation of EBITDA, the period of 12 calendar months immediately preceding such date of computation; and

      (ii) in relation to the computation of Debt Service, the period of 12 calendar months immediately preceding such date of computation.

21.   EVENTS OF DEFAULT

      Each of the events or circumstances set out in Clause 21 is an Event of Default.

21.1  NON-PAYMENT

      An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable.

21.2  FINANCIAL COVENANTS

      Any requirement of Clause 20 is not satisfied.

21.3  OTHER OBLIGATIONS

      21.3.1 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 and Clause 21.2).

      21.3.2 No Event of Default under Clause 21.3.1 above will occur if the failure to comply is capable of remedy and is remedied within 14 days of the Lender giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

21.4  MISREPRESENTATION

      Any representation or statement made or deemed repeated by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed repeated and if that default is capable of remedy, it is not remedied within 14 days of the Lender giving notice to the Borrower or the Borrower becoming aware of the default.

21.5  CROSS DEFAULT

      21.5.1 Any Financial Indebtedness exceeding in aggregate US$500,000 of any Obligor or any member of the Borrower Group is not paid when due nor within any applicable grace period.

      21.5.2 Any Financial Indebtedness of any Obligor or any member of the Borrower Group is declared to be due and payable prior to its specified maturity as a result of an event of default (however described).

      21.5.3 Any commitment for any Financial Indebtedness of any Obligor or any member of the Borrower Group is cancelled or suspended by a creditor of any Obligor or member of the Borrower Group as a result of an event of default (however described).

      21.5.4 Any creditor of any Obligor or any member of the Borrower Group becomes entitled to declare any Financial Indebtedness of any Obligor or any member of the Borrower Group due and payable prior to its specified maturity as a result of an event of default (however described).

21.6  INSOLVENCY

      21.6.1 Any Obligor or a member of the Borrower Group is deemed to be unable or admits inability to pay its debts generally, suspends making payments on all or a material part of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling all or a material part of its indebtedness.

      21.6.2 The value of the assets of any Obligor or any member of the Borrower Group is less than its liabilities (taking into account contingent and prospective liabilities).

      21.6.3 A moratorium is declared in respect of all or a material part of the indebtedness of any Obligor or any member of the Borrower Group.

21.7  INSOLVENCY PROCEEDINGS

      Any corporate action, legal proceedings or other procedure or step (other than those of a frivolous or vexatious nature in the reasonable opinion of the Lender) is taken in relation to:

      21.7.1 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision, supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) other than a solvent liquidation or reorganisation on terms approved by the Lender (such approval not to be unreasonably withheld);

      21.7.2 a composition, assignment or arrangement with any creditor of any Obligor or any member of the Borrower Group;

      21.7.3 the appointment of a liquidator (other than in a solvent liquidation of a member of the Borrower Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor, supervisor or other similar officer in respect of any Obligor or any member of the Borrower Group or any of its assets; or

      21.7.4 the enforcement of any Security over any assets of any Obligor or any member of the Borrower Group,

      or any analogous procedure or step is taken in any jurisdiction.

21.8  CREDITORS' PROCESS

      Any expropriation, attachment, sequestration, distress or execution affects all or a material part of the assets of any Obligor or any member of the Borrower Group and is not discharged or stayed within 21 days.

21.9  OWNERSHIP OF BORROWER

      At any time after the Acquisition Exercise Date, the Borrower is not or ceases to be a wholly owned direct or indirect Subsidiary of the Guarantor.

21.10 REPUDIATION

      An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

21.11 SECURITY

      Any Security Document is not in full force and effect or does not create in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have.

21.12 BUSINESS IN JEOPARDY

      In the reasonable opinion of the Lender (i) the business of the Borrower is in jeopardy and/or (ii) the key management of the Borrower as at the date of this Agreement is wholly or substantially displaced or the authority of the Borrower in the conduct of its business is wholly or substantially curtailed.

21.13 DECLARED COMPANY

      The Guarantor is declared by the Minister to be a declared company under the provisions of Part IX of the Companies Act, Chapter 50 of Singapore.

21.14 NO PROCEEDINGS PENDING OR THREATENED

      Any litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started or threatened against the Borrower or any of the Borrower's Subsidiaries which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

21.15 MATERIAL ADVERSE CHANGE

      Any event or circumstance occurs which the Lender reasonably determines would have a Material Adverse Effect.

21.15A POLITICAL RISK EVENT

      An event (howsoever named or defined in a Political Risk Insurance) which entitles the insured thereunder to make a claim under such Political Risk Insurance occurs and either (i) any grace or waiting period for such insured to make such claim has expired or (ii) the payment of such claim has been made under such Political Risk Insurance.

21.16 ACCELERATION

      On and at any time after the occurrence of an Event of Default the Lender may, by notice in writing to the Borrower:

      21.16.1 cancel the Total Facility Amounts whereupon it shall immediately be cancelled;

      21.16.2 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

      21.16.3 declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender.

22.   CHANGES TO THE LENDER

22.1  ASSIGNMENTS AND TRANSFERS BY THE LENDER

      Subject to this Clause 22, a Lender (the "EXISTING LENDER") may, at its own cost and expense, without the consent of the Borrower:

      22.1.1   assign any of its rights; or

      22.1.2   transfer by novation any of its rights and obligations,

      to another bank or financial institution or to a trust fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW LENDER").

22.2  CONDITIONS OF ASSIGNMENT OR TRANSFER

      If:

      22.2.1 the Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

      22.2.2 as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or the Lender acting through its new Facility Office under Clause 12 or Clause 13, then the New Lender or the Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or the Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

22.3  DISCLOSURE OF INFORMATION

      The Lender and any of its officers (as defined in the Banking Act, Chapter 19 of Singapore (the "BANKING ACT")) may disclose to any of its Affiliates and any other person:

      22.3.1 to whom the Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

      22.3.2 to whom the Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower;

      22.3.3 to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

      22.3.4   to whom the Lender is under a duty to disclose; or

      22.3.5 who is a person, or who belongs to a class of persons, specified in the second column of the Sixth Schedule to the Banking Act,

      any customer information (as defined in the Banking Act) or any other information about the Borrower, the Group and the Finance Documents as the Lender shall consider appropriate.

      This Clause 22.3 is not, and shall not be deemed to constitute, an express or implied agreement by the Lender with the Borrower for a higher degree of confidentiality than that described in Section 47 of the Banking Act and in the Sixth Schedule to the Banking Act.

23.   CHANGES TO THE BORROWER

      The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.   CONDUCT OF BUSINESS BY THE LENDER

      No provision of this Agreement will:

      24.1.1 impose a legal obligation on the Lender to take any steps that might be prejudicial to it or which might conflict with its general banking policies;

      24.1.2 interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

      24.1.3 oblige the Lender to claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

      24.1.4 oblige the Lender to disclose any information relating to its affairs (tax or otherwise).

25.   PAYMENT MECHANICS

25.1  PAYMENTS TO THE LENDER

      25.1.1 On each date on which the Borrower is required to make a payment under a Finance Document, it shall make the same available to the Lender for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

      25.1.2 Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Lender may notify to the Borrower by not less than five Business Days' notice.

25.2  PAYMENTS BY THE LENDER

      25.2.1 On each date on which the Lender is required to make a payment under a Finance Document, the Lender shall make the same available to the Borrower for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

      25.2.2 Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Borrower may notify to the Lender in the relevant Utilisation Request.

25.3  DISTRIBUTIONS TO THE BORROWER

      The Lender may (with the consent of the Borrower or in accordance with Clause 26 (Set-Off)) apply any amount payable by it to the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

25.4  NETTING OF PAYMENTS

      Notwithstanding Clauses 6.2 or 25.1 to 25.3 or any other provision of this Agreement, if on any date an amount under Facility B (the "FIRST AMOUNT") is to be advanced by the Lender under this Agreement and an amount under Facility B (the "SECOND AMOUNT") is due from the Borrower to the Lender under this Agreement, the Lender shall apply the first amount in or towards payment of the second amount. The Lender shall remain obliged to advance any excess (or, as the case may be, the Borrower shall remain obliged to pay any shortfall) in accordance with this Clause 25. Nothing in this Clause 25.4 shall be effective to create a charge.

25.5  PARTIAL PAYMENTS

      25.5.1 If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Lender shall apply that payment towards the obligations of the Borrower under the Finance Documents in any order selected by the Lender.

      25.5.2 Clause 25.5.1 above will override any appropriation made by the Borrower.

25.6  NO SET-OFF BY BORROWER

      All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim subject, however, to Clause 22.2.

25.7  BUSINESS DAYS

      25.7.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day.

      25.7.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

25.8  CURRENCY OF ACCOUNT

      25.8.1 Subject to Clauses 25.8.2 to 25.8.5 below, US Dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

      25.8.2 A repayment of an Unpaid Sum or a part of an Unpaid Sum shall be made in the currency in which that Unpaid Sum is denominated on its due date.

      25.8.3 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

      25.8.4 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

      25.8.5 Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

26.   SET-OFF

      The Lender may, at any time after the occurrence of an Event of Default and so long as such Event of Default is continuing, but is not obliged to, set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by the Lender) against any obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. The Lender shall as soon as reasonably practicable upon effecting such set-of or conversion give notice in writing thereof to the Borrower.

27.   NOTICES

27.1  COMMUNICATIONS IN WRITING

      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

27.2  ADDRESSES

      The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below, or any substitute address, fax number, telex number or department or officer as the Party may notify to the other Party by not less than five Business Days' prior notice in writing.

27.3  DELIVERY

      27.3.1 Any communication or document made or delivered by the Lender to the Borrower under or in connection with the Finance Documents will only be effective:

               (i)   if by way of fax, when received in legible form; or

               (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being sent by prepaid registered post (by airmail) in an envelope addressed to it at that address; or

               (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice,

               and, if a particular department or officer is specified as part of its address details provided under Clause 27.2, if addressed to that department or officer.

      27.3.2 Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Lender shall specify for this purpose).

      27.3.3 Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to the Borrower.

28.   CALCULATIONS AND CERTIFICATES

28.1  ACCOUNTS

      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

28.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by the Lender of a rate or amount under any Finance Document is prima facie evidence of the matters to which it relates.

28.3  DAY COUNT CONVENTION

      Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

29.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

30.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

31.   AMENDMENTS AND WAIVERS

      No term of any of the Finance Documents may be amended or waived without the prior consent of the Lender and the Borrower and any such amendment or waiver will be binding on all Parties.

32.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

33.   GOVERNING LAW

      This Agreement is governed by Singapore law.

34.   ENFORCEMENT

34.1  JURISDICTION OF SINGAPORE COURTS

      34.1.1 The courts of Singapore have jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

      34.1.2 The Parties agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

      34.1.3 This Clause 34.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

34.2  SERVICE OF PROCESS

      Without prejudice to any other mode of service allowed under any relevant law the Borrower :

      34.2.1 irrevocably appoints the Guarantor as its agent for service of process in relation to any proceedings before the Singapore courts in connection with any Finance Document; and

      34.2.2 agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

      This Agreement has been entered into on the date stated at the beginning of this Agreement

35.   CONFLICT

      In the event of any inconsistency between the provisions of this Agreement and the provisions of any of the Finance Documents, the provisions of this Agreement will prevail.

                                   SCHEDULE 1

                              CONDITIONS PRECEDENT

1.    OBLIGORS

(a) A copy of the certificate of incorporation and memorandum and articles of association of the Guarantor and the analogous constitutional documents of the Borrower.

(b)   A copy of a resolution of the board of directors of each Obligor:

      (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

      (ii) in the case of the Guarantor, to the effect that it is in the commercial interests of the Guarantor, giving reasons;

      (iii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

      (iv) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certificate of a director or the secretary of the relevant Obligor certifying that:

      (i)   each copy document relating to it specified in paragraphs (a) and
            (b) above is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement; and

      (ii) borrowing or guaranteeing, as appropriate, the Total Facility Amounts would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

2     SECURITY

      The following documents in such form as may be agreed by the Borrower and the Lender:

(a)   A copy of each Security Document, duly executed by the Parties to it.

(b) A copy of all insurance policies required to be effected by the Borrower under Clause 19.7 (in form and substance acceptable to the Lender) naming the Lender as sole loss payee and the receipts for the most recent premium.

(c) Notices of assignment of Assigned Accounts signed by the Borrower, all as required by the Security Agreement.

      In this paragraph 2, the term "ASSIGNED ACCOUNTS", has the meaning given to it in the Security Agreement.

3     LEGAL OPINIONS

(a) A legal opinion of Allen & Gledhill, legal advisers to the Lender in Singapore, substantially in the form agreed by the Lender prior to signing this Agreement.

(b) A legal opinion of SyCip Salazar Hernandez & Gatmaitan, legal advisers to the Lender in the Philippines.

4     OTHER DOCUMENTS AND EVIDENCE

(a) Evidence that any process agent referred to in Clause 34.2, if not an Obligor, has accepted its appointment.

(b) A copy of any other Authorisation which is necessary (if the Lender has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)   The Original Financial Statements of each Obligor.

(d) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 and Clause 16 have been paid or will be paid by the first Utilisation Date.

(e) Evidence that the cash component of the consideration payable in relation to the Acquisition Exercise does not exceed US$8,000,000.

(f) Evidence that the existing key management of the Borrower has signed or will sign a service agreement of not less than two years from the Acquisition Exercise Date.

                                   SCHEDULE 2

                                    REQUESTS

                                     PART I

                               UTILISATION REQUEST

From:  Automated Technology (Phil.) Inc

To:    The Development Bank of Singapore Ltd

Dated: [                         ]

Dear Sirs

                        AUTOMATED TECHNOLOGY (PHIL.) INC

                               FACILITY AGREEMENT

                  DATED [__________] (THE "FACILITY AGREEMENT")

1 We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2     We wish to borrow a Loan on the following terms:

      Proposed Utilisation Date:      [         ] (or, if that is not a Business
                                       Day, the next Business Day)

      Facility to be utilised:        [Facility A]/[Facility B]*

      Amount:                         [       ] or, if less, the Available
                                      Facility

      Interest Period:                [       ]

3 We confirm that each condition specified in Clause 4.2 is satisfied on the date of this Utilisation Request.

4     The proceeds of this Loan should be credited to [account].

5     This Utilisation Request is irrevocable.

                                Yours faithfully

                                --------------------------

                                authorised signatory for

                                [name of the Borrower]

----------

* Delete as appropriate.

                                     PART II

                                SELECTION NOTICE

From:  Automated Technology (Phil.) Inc

To:    The Development Bank of Singapore Ltd

Dated:

Dear Sirs

                        AUTOMATED TECHNOLOGY (PHIL.) INC

                               FACILITY AGREEMENT

                      DATED [          ] (THE "AGREEMENT ")

1 We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning when used in this Selection Notice unless given a different meaning in this Selection Notice.

2     We refer to the Interest Period of the Facility A Loan ending on [     ].*

3     We request that the next Interest Period for that Facility A Loan is [  ].

4     This Selection Notice is irrevocable.

                                Yours faithfully

                                --------------------------

                                authorised signatory for

                                Automated Technology (Phil.) Inc

----------

* INSERT DETAILS OF ALL LOANS WHICH HAVE AN INTEREST PERIOD ENDING ON THE SAME DATE.

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

THE BORROWER

AUTOMATED TECHNOLOGY (PHIL.) INC

Address:       Main Avenue cor. Hologram Road
               Light Industry and Science Park of the Philippines - SEPZ 4025 Cabuyo, Laguna, Philippines

Fax No.:       (6349) 543 0334

Tel No.:       (6349) 543 0333

Attention:     Jose Antonio A. Lichauco
               SVP/CFO

By: /s/ Renato Tanseco        /s/ Inderjit Singh

THE LENDER

THE DEVELOPMENT BANK OF SINGAPORE LTD

Address:       6 Shenton Way #03-05
               DBS Building Tower One
               Singapore 068809

Fax No.:       6323 5410

Attention:     Manager, Advisory Banking, Investment Banking Group

By: /s/ DBS Representative

/s/ Sia Moon Joon

Notarary Public Singapore

                                                                  Execution Copy

                           OMNIBUS SECURITY AGREEMENT

                          dated as of February 5, 2003

                                     between

                        AUTOMATED TECHNOLOGY (PHIL.) INC.

                                       and

                     THE DEVELOPMENT BANK OF SINGAPORE LTD.

THIS OMNIBUS SECURITY AGREEMENT (this "Agreement"), dated as of February 5, 2003, is made by and between AUTOMATED TECHNOLOGY (PHIL.) INC., a corporation organized under the laws of the Philippines (the "Company"), and THE DEVELOPMENT BANK OF SINGAPORE LTD., a banking corporation organized under the laws of Singapore (the "Bank").

                              PRELIMINARY STATEMENT

(A) By a Facility Agreement dated February 5, 2003, between the Company and the Bank (as amended or supplemented, the "Facility Agreement"), the Bank agreed to provide to the Company a term loan facility in the amount of US$10,000,000 and an uncommitted revolving credit facility in the amount of US$3,000,000 under the terms and conditions of the Facility Agreement;

(B) In order to secure the due and full payment and performance by the Company of all Secured Obligations, the Company agreed to mortgage and/or assign the Collateral in favor of the Bank in accordance with and under the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

                                     PART A
                                COMMON PROVISIONS

                     SECTION 1. DEFINITIONS AND OTHER TERMS

1.01  PRINCIPLES OF CONSTRUCTION

      (a) Capitalized terms used in this Agreement but not otherwise defined shall have the meanings set forth in Section 1.02 of this Part A.

      (b) The headings in this Agreement are inserted for convenience of reference only and shall not limit or affect the construction of the provisions hereof. Unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa. Unless otherwise provided herein, all terms of accounting used herein shall be construed in accordance with generally accepted accounting principles in effect in the Philippines on the date applied. References to "Part" or "Schedule" are references to the Parts of and Schedules to this Agreement.

      (c) Unless the context otherwise requires, references in any Part of this Agreement to "Section" or "Sections" are references to the Sections of such Part.

      (d) Reference in this Agreement to any statute, law, decree or regulation shall be construed as a reference to such statute, law, decree or regulation as re-enacted, redesignated, amended or extended from time to time, and reference in this Agreement to any document or agreement shall be deemed to include references to such document or agreement as amended, varied, supplemented or replaced from time to time.

      (e) References to any Person or Persons shall be construed as a reference to any permitted successors or assigns of such Person or Persons.

1.02  COMMON DEFINED TERMS

      When used in this Agreement, the following terms shall have the following meanings (terms used in the singular to have a correlative meaning when used in the plural and vice versa):

      "Applicable Law" shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, Governmental Approval, concession, grant, franchise, license, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

      "Base Rate" shall mean the interest rate referred to in Clause 8.3 of the Facility Agreement.

      "Business Day" shall mean a day on which commercial banks are not authorized or required to close in the cities of Manila and Makati.

      "Collateral" shall mean all property, rights, title and interest of any kind or character covered by, or purported to be covered by, this Agreement.

      "Declaration" shall mean the declaration or notice that the Bank may issue under Clause 21.16 of the Facility Agreement.

      "Event of Default" shall mean any of the events specified in Clause 21 of the Facility Agreement.

      "Facilities" shall mean the aggregate principal amount of the loan and credit facilities made to the Company under the Facility Agreement, or as the context may require, the amount thereof then outstanding.

      "Governmental Approval" shall mean any authorization, consent, approval, license, franchise, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notices to, declarations of or with or registration by or with, any Governmental Authority.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government.

      "Lien" shall mean, with respect to any Person, any mortgage, charge, pledge, lien or other security interest on or with respect to any asset or revenue of such Person securing any obligation of any Person or any other agreement or arrangement having substantially the same economic effect.

      "Material Adverse Effect" shall have the meaning ascribed thereto in Clause 1.1 of the Facility Agreement.

      "Person" shall mean an individual, corporation, partnership, joint venture, unincorporated association, trust or other juridical entity, or any Governmental Authority.

      "Secured Obligations" shall mean all indebtedness, liabilities and obligations of the Company to the Bank under or pursuant to the terms of the Facility Agreement and this Agreement.

      "Termination" shall mean the occurrence of both of the following: (i) the payment in full of all the Secured Obligations, and (ii) the termination in whole of the obligations of the Bank to extend or maintain the Facilities under the Facility Agreement.

      "US Dollars" and "US$" shall mean the lawful currency of the United States of America.

                              SECTION 2. COLLATERAL

2.01  GRANTING CLAUSE

      In consideration of the extension of the Facilities to the Company under the Facility Agreement, and in order to secure the due and full payment and performance of all Secured Obligations according to their terms, as well as for the prompt observance and performance of all the provisions of this Agreement (including any instrument supplemental hereto and any modification or alteration hereof made as herein provided), the Company has granted, conveyed, mortgaged, assigned, transferred, and confirmed, and by these presents do hereby grant, convey, mortgage, assign, transfer, and confirm unto the Bank, the following Collateral:

            (1) all personal property, tangible and intangible, owned by the Company on the date of the execution hereof, and all personal property, tangible and intangible, which may be hereafter acquired by it, situated in the Philippines, excepting in each case such property as is hereinafter expressly excepted and excluded from the Lien and operations of this Agreement, each of which property will be granted by the Company to the Bank by way of chattel mortgage and/or assignment in accordance with the applicable provisions of Part B and Part C;

            (2) all revenues now or hereafter collected by the Company, and all moneys now or hereafter payable by the customers of the Company, as granted by the Company to the Bank by way of assignment in accordance with the provisions of Part C; and

            (3) all of the proceeds of the foregoing.

      The particular description of the Collateral in any provision of this Agreement shall be without prejudice to the generality of the granting clause contained in this Section 2.01.

2.02  EXCEPTIONS AND EXCLUSIONS

      Any and all property, permits, licenses or franchises now owned or hereafter acquired or constructed by or granted to the Company for use in connection with its business, to the extent that any such property, permit, license or franchise is or may be stated or required to be non-transferable by virtue of any Applicable Law or any agreement entered into by the Company with any Governmental Authority, and any personal property owned by the Company over which any Lien may from time to time be granted by the Company pursuant to Clause 19.3.3(v) of the Facility Agreement, are hereby excepted and excluded from this Agreement and from the Lien created hereunder.

2.03  DEFEASANCE CLAUSE

      It is of the essence of this Agreement that if the Company shall pay or perform or cause to be paid or performed in full all of the Secured Obligations, and if the Company shall also observe and perform its covenants and obligations set forth in this Agreement, then this Agreement and the estate and rights hereby granted shall cease and terminate, and the Bank shall, as soon as practicable thereafter and at the cost and request of the Company, execute and deliver to the Company, as appropriate, such deeds or other instruments as shall be requisite to cancel and discharge the Lien of this Agreement and reconvey to the Company, as appropriate, the estate and titles hereby conveyed.

2.04  DECLARATION

      If an Event of Default shall have occurred and be continuing, the Bank under the Facility Agreement may issue a Declaration in accordance with the terms of such agreement, and shall then have such rights and remedies as are provided in this Agreement.

                       SECTION 3. MISCELLANEOUS PROVISIONS

3.01  WAIVER, CUMULATIVE RIGHTS

      No failure or delay on the part of the Bank in exercising any right, power or remedy accruing to it upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of any such breach or default thereafter occurring, nor shall a waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. All remedies, either under this Agreement or by Applicable Law or otherwise afforded the Bank shall be cumulative and not alternative. No notice to or demand on the Company in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

3.02  AMENDMENTS

      Subject to any other requirement as may be specified in any other Part, the written consent of the Bank shall be required for an amendment or any waiver of the provisions of this Agreement.

3.03  VENUE FOR SUIT

      The Company irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any Part may be instituted, at the option of the Bank, in any competent court in Metro Manila, and by the execution and delivery of this Agreement, the Company submits to and accepts with regard to any such action or proceeding for itself and in respect of its properties or assets, generally and unconditionally, the non-exclusive jurisdiction of any such court. The Company hereby waives any objection which it may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and further waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The foregoing, however, shall not limit or be construed to limit the rights of the Bank to commence proceedings or to obtain execution of judgment against the Company in any venue or jurisdiction where assets of the Company may be found. Furthermore, the foregoing shall be without prejudice to the right of the Bank to bring action in the courts of and in any appropriate venue in order to proceed against the Collateral in accordance with the provisions of Part A, B and C.

3.04  GOVERNING LAW

      This Agreement shall be governed in all respects, including validity, construction, performance and effect, by the laws of the Philippines.

3.05  SEVERABILITY OF PROVISIONS

      If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable under any Applicable Law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

3.06  ASSIGNMENT

      This Agreement shall be binding upon and shall be enforceable against the Company, the Bank and their respective successors and assigns, except that the Company shall not have the right to transfer or assign its rights or obligations hereunder. The Bank may at its own cost be entitled to transfer or assign any part or all of its rights and/or obligations hereunder to any Person in favour of whom it has transferred or assigned any part or all of its rights and obligations under the Facility Agreement. An assignment by the Bank of all or a part of its rights and obligations hereunder shall be effective and binding only when the Company receives written notice of such assignment, together with a copy of the instrument effecting such assignment, duly executed by the Bank and its assignee. Upon any assignment by the Bank, the assignee shall be entitled, to the extent of the interest assigned, to the benefits, rights and remedies of the Bank pursuant to the provisions of this Agreement as fully as if a party hereto.

3.07  ENTIRE AGREEMENT

      This Agreement and the documents referred to herein, and such other documents as may be executed by the parties contemporaneously herewith or subsequently pursuant hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

3.08  NOTICES

      Unless otherwise stated, each notice or other communication to be made hereunder shall be made in accordance with the provisions in Clause 27 of the Facility Agreement.

3.09  LIABILITY FOR TAXES

      The Company agrees to pay, within three (3) Business Days of demand by the Bank, any taxes imposed on or with regard to the execution, formalization, notarization, registration or perfection of this Agreement or any other documentation contemplated hereunder or delivered pursuant hereto. In the event that the Company fails to pay, and the Bank is required by any Governmental Authority to pay, any such taxes, the Company shall, within three (3) Business Days of demand by the Bank, reimburse the Bank for such taxes paid.

3.10  FEES AND EXPENSES

      (a) The Company shall, within three (3) Business Days of demand by the Bank, pay all reasonable and documented costs and expenses, including fees and expenses of counsel, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and any other document or instrument required to be executed in relation thereto, as well as costs and expenses, if any, in connection with the registration, notation and amendment thereof and the issue of any consents or waivers in connection therewith, and any and all fees, stamps and other taxes, and shall save the Bank from any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreements and all other documents or instruments related thereto.

      (b) The Company shall reimburse the Bank, within three (3) Business Days of demand by the Bank, for all reasonable and documented expenses incurred by it, including expenses and fees of counsel, (i) in connection with the enforcement and administration of any part of this Agreement from and after the occurrence of an Event of Default, or (ii) with respect to any action which may be instituted by any Person against the Bank in respect of any of the foregoing or as a result of any transaction, action or non-action arising from the foregoing, except when such action cannot be attributed to the fault or negligence of the Company. Such expenses shall be reimbursed whether or not the Bank gives notice of such Event of Default or demands acceleration of the payment of the Facilities or takes other action to enforce the provisions of the Facility Agreement, unless the Bank waives the Event of Default and in such waiver specifically waive reimbursement of administration and enforcement expenses resulting from such waived Event of Default.

              (The space below has been left blank intentionally.)

                                     PART B
                                    MORTGAGE

                        SECTION 1. ADDITIONAL DEFINITIONS

1.01  ADDITIONAL DEFINITIONS APPLICABLE TO PART B

      Wherever used in this Part B, unless the context otherwise requires, the following terms shall have the following meanings:

      "Chattel" shall mean the movable assets of the Company referred to in
      Section 2.02, except (i) the properties and assets of the Company covered by Part C, to the extent they have already been effectively assigned, conveyed, set over and transferred to the Bank pursuant to Part C and (ii) the personal property owned by the Company over which any Lien may from time to time be granted by the Company pursuant to Clause 19.3.3(v) of the Facility Agreement.

      "Chattel Mortgage" shall mean the mortgage or mortgages created and/or to be created by the Company pursuant to Section 2.01, together with the rights, benefits and remedies of the Bank inherent therein or provided for herein.

      "Future Chattel" shall mean the personal properties of the Company other than those assets classified as Present Chattel.

      "Mortgaged Assets" shall mean the Present Chattel and the Future Chattel.

      "Mortgage Supplement" shall mean each document in substantially the form of Schedule 1, to be executed and registered by the Company pursuant to
      Section 3.02.

      "Present Chattel" shall mean the personal properties of the Company that exist at the time of the execution of this Agreement, as listed in
      Schedule 2.

                           SECTION 2. CHATTEL MORTGAGE

2.01  CREATION OF THE CHATTEL MORTGAGE

      (a) As security for the timely payment, discharge, observance and performance of the Secured Obligations, and the faithful performance and observance of the covenants contained herein, the Company

            (i) hereby creates, establishes and constitutes in favor of the Bank, subject to Section 3.03(a), a second ranking mortgage on the Present Chattel; and

            (ii) hereby (x) agrees to and, to the extent permitted under Applicable Law, does create, establish and constitute a first ranking mortgage on the Future Chattel, upon the coming into existence and/or acquisition by the Company of ownership of such assets, and (y) further agrees that, without prejudice to the obligation of the Company to execute and register the Mortgage Supplements, a first ranking mortgage on the Future Chattel shall be and, to the extent permitted under Applicable Law, is hereby, automatically created, established and constituted upon the coming into existence and/or acquisition by the Company of ownership of such assets and shall be subject to the same terms and conditions of this Part B (and of Part A of this Agreement, as applied to this Part B) as are applicable to the mortgage on the Present Chattel.

      (b) The Chattel Mortgage shall include all equity, right, title and interest of the Company in and to any of the Chattel, if not fully paid for and owned by the Company at the time of purchase or acquisition, as well as all rights, indemnities or benefits inherent therein or appertaining thereto, and the Chattel shall forthwith upon the purchase, acquisition and delivery thereof, become subject to the Lien constituted herein, upon the same terms and conditions of this Part B as fully and completely to all intents and purposes as if owned by the Company on the date hereof.

2.02  CHATTEL

      The Chattel shall consist of the following:

      (a) the Present Chattel and the Future Chattel, as well as replacements and substitutions thereof; and

      (b) all rights, benefits and indemnities received by or due to the Company in lieu of, or inherent to, or in connection with any of the assets referred to in sub-paragraph (a) of this Section 2.02.

              SECTION 3. COVENANTS AND UNDERTAKINGS OF THE COMPANY

3.01  REGISTRATION OF THE CHATTEL MORTGAGE

      The Company shall, at its own cost and expense:

      (a) promptly after the date of this Agreement, (i) cause the Chattel Mortgage on the Present Chattel to be registered with the appropriate Register(s) of Deeds in the Philippines, (ii) perform such other acts, deeds, registrations, deposits and formalities necessary or reasonably advisable to give full effect to, ensure the validity of, and render enforceable against the Company and all third parties, such Chattel Mortgage and this Part B, and (iii) furnish the Bank with evidence, reasonably satisfactory to the Bank, that such registration and all acts, deeds, deposits and formalities, as required under the preceding clauses (i) to (ii) of this Section 3.01(a) have been made and performed; and

      (b) promptly after the date of each Mortgage Supplement, which shall be executed and delivered in accordance with Section 3.02, (i) cause the Chattel Mortgage on the Future Chattel covered by such Mortgage Supplement to be registered with the appropriate Register(s) of Deeds in the Philippines, (ii) perform such other acts, deeds, registrations, deposits and formalities necessary or reasonably advisable to give full effect to, ensure the validity of, and render enforceable against the Company and all third parties, such Lien created by the Mortgage Supplement, and (iii) furnish the Bank with evidence reasonably satisfactory to the Bank, that such registration and all acts, deeds, deposits and formalities, as required under the preceding clauses (i) and (ii) of this Section 3.01(b) have been made and performed.

3.02  MORTGAGE SUPPLEMENTS

      (a) The Company shall execute and deliver a Mortgage Supplement in respect of Future Chattel, each with value in excess of US$200,000, that have not yet been subject to the Lien of the Chattel Mortgage under this Part B, every six (6) months from the date of the original registration of the Chattel Mortgage on the Present Chattel.

      (b) If required by the Bank, the Company shall deliver to the Bank, in connection with the registration of each Mortgage Supplement, a legal opinion or opinions, in form and substance satisfactory to the Bank, confirming the validity, priority and enforceability of the Chattel Mortgage as supplemented by such Mortgage Supplement, and such other matters incident to the Chattel Mortgage and such Mortgage Supplement as the Bank shall reasonably request.

3.03  COVENANTS

      The Company shall perform and observe each of the covenants and agreements of the Company contained in this Agreement. In addition, unless the Bank shall otherwise agree in writing, the Company covenants and agrees that:

      (a) It shall, within three (3) Business Days from initial drawdown under the Facility Agreement, (i) secure the discharge of all Liens existing on the Present Chattel and obtain a certificate of discharge, in form and substance acceptable to the Bank, from the holders of such Liens, and (ii) perform all acts and comply with any and all requirements necessary to convert the Chattel Mortgage on the Present Chattel from a second ranking mortgage into a first ranking mortgage;

      (b) It shall permit officers and designated representatives of the Bank, after prior notice to the Company and during normal office hours, to visit and inspect any of the Mortgaged Assets or any of the premises where any of the

      Mortgaged Assets may be located as required by the Bank to exercise and enforce to the fullest extent its rights and remedies hereunder.

      (c) It shall within three (3) Business Days of demand reimburse the Bank or pay as directed by the Bank any amounts incurred or defrayed or caused to be incurred or defrayed by the Bank in the exercise of its rights and remedies hereunder, including without limitation, such costs and expenses referred to in Section 3.04.

      (d) (i) It shall warrant and defend its title to, interest in, and/or possession of the Mortgaged Assets owned by it against the claims and demands of all persons whomsoever, except the rightful claims of the Bank pursuant to this Agreement, and (ii) as soon as practicable, but in no event more than five (5) Business Days after the Company obtains knowledge of any litigation or governmental proceeding which could reasonably be expected to have a Material Adverse Effect, give the Bank written notice of such litigation or proceeding and, at its own cost and expense, diligently make all defenses and take all actions to protect its rights under the Mortgaged Assets and those of the Bank hereunder.

      (e) In the event the Bank becomes involved in any litigation relating to, or connected with, its rights over any or all of the Mortgaged Assets, it shall pay within three (3) Business Days of demand all expenses of the Bank in such litigation, including a reasonable amount for attorney's fees to be determined by the Bank, the Chattel Mortgage to stand as security for such payment.

      (f) As soon as practicable, but in any event no more than five (5) Business Days after the Company obtains knowledge thereof, it shall inform the Bank in writing of any material loss or damage affecting any of the Mortgaged Assets (excluding any wear and tear in the ordinary course of business), together with the extent of such loss or damage and otherwise of any event which has had or may be reasonably likely to have a Material Adverse Effect.

      (g) It shall not demolish or permit to be demolished any fixture or installation constituting the Mortgaged Assets, or make or permit to be made (other than in the normal course of maintenance) any alteration or substitution in respect of any of the Mortgaged Assets or cause or allow the Mortgaged Assets to be misused, wasted or to deteriorate (other than normal wear and tear) or do or permit to be done upon the Mortgaged Assets anything which would in any manner have or be reasonably likely to have a Material Adverse Effect.

      (h) It shall not sell, assign, alienate, encumber, lease, remove, transfer or otherwise dispose of, otherwise than in the ordinary course of business or in accordance with the provisions of the Facility Agreement, any of the Mortgaged Assets from the premises where they were installed, situated or used, as the case may be, at the time of the establishment of the Lien thereon in accordance herewith or from the place where they were intended to be installed, situated or used, as the case may be, at the time of the purchase or acquisition of ownership thereof by the Company, in each case.

      (i) During the existence of the Chattel Mortgage, it shall at all times keep the Mortgaged Assets in good condition (normal wear and tear excepted), promptly making repairs, and, in general, doing or causing to be done all such acts and things as may be reasonably required or necessary for the care, preservation and maintenance of the Mortgaged Assets. In default thereof, the Bank may, in its discretion, keep the Mortgaged Assets in good repair and condition, and all expenses which the Bank may incur in connection therewith shall be payable within three (3) Business Days of demand, plus interest thereon at the rate per annum equal to the Base Rate, accruing from the date of payment by the Bank to the date of reimbursement and such amounts shall form part of the Secured Obligations.

      (j) It shall pay and discharge on time all taxes and assessments levied or assessed on the Mortgaged Assets (except assessments contested in good faith) and, upon request, surrender to the Bank, certified true copies of the official receipts for such payment. Should the Company fail to pay such taxes and assessments, the Bank may, in its discretion, pay such taxes and assessments. All payments made by the Bank in connection therewith shall be payable within three (3) Business Days of demand, plus interest thereon at the rate per annum equal to the Base Rate accruing from the date of payment by the Bank to the date of reimbursement, and such amounts shall likewise form part of the Secured Obligations.

3.04  ADDITIONAL COVENANT

      The Bank may advance the expenses of litigation and/or the expenses of execution, notarization, registration and cancellation of contracts or instruments required to be paid on the part of the Company but with respect to which the Company has defaulted, and all sums so advanced shall be reimbursed by the Company within three (3) Business Days of demand with interest at the rate per annum equal to the Base Rate accruing from the date of payment by the Bank to the date of reimbursement, and shall, prior to repayment, be likewise secured by the Chattel Mortgage.

                   SECTION 4. RIGHTS AND REMEDIES OF THE BANK

4.01  RIGHT TO ACT FOR THE COMPANY IN GENERAL

      (a) Without prejudice to any other rights and remedies that the Bank may have under this Part B or under any Applicable Law, upon its issuance if a Declaration, the Bank shall have the right, but not the obligation, to do or cause to be done at the expense of the Company, such acts and things which are otherwise to be done by the Company under this Part B and otherwise to take or cause to be taken such actions and measures as the Bank shall deem necessary or advisable to protect its rights under this Part B and preserve the value of the Mortgaged Assets.

      (b) All reasonable costs, expenses, charges and fees paid or incurred by the Bank in the exercise of its rights and remedies under this Part B shall be for the account of the Company, and the Company undertakes to pay the same or, as the case may be, to reimburse the Bank and/or its agents, representatives, successors and assigns, as the case may be, for any monies paid by it within three (3) Business Days of demand with interest thereon at the rate per annum equal to the Base Rate, computed on the basis of the actual number of days elapsed and a year of 360 days, from the date the same shall have been paid by the Bank and/or its agents, representatives, successors and assigns until actually paid by the Company. Any sums so advanced with interest thereon as aforesaid shall be deemed to be secured by the Chattel Mortgage and form part of the Secured Obligations.

4.02  UNAUTHORIZED SALE AND OTHER DISPOSITION OF MORTGAGED ASSETS

      (a) If any of the Mortgaged Assets shall be sold, assigned, transferred, alienated, leased or in any other manner disposed of otherwise than as permitted by this Part B, any third party who may have acquired title to or possession of any such Mortgaged Assets shall be deemed not to have acquired the same in good faith. Accordingly, without prejudice to any other rights and remedies that the Bank may have under this Part B or under Applicable Law, and to the extent permitted under Applicable Law, the relevant Mortgaged Assets being the subject thereof may be repossessed by judicial or direct means which may then be available or permitted under the circumstances, at the joint and several expense of the Company and such third party, by the Bank or, at the request of the Bank and to the extent permitted under Applicable Law, shall be repossessed by the Company free from any Lien whatsoever other than the Chattel Mortgage created hereby.

      (b) Alternatively and to the extent permitted under Applicable Law, at the option of the Bank, the third party acquiring any of the Mortgaged Assets otherwise than permitted in this Part B shall be deemed to have assumed the Company's debt secured under this Agreement as primary co-obligor and for all intents and purposes, the Chattel Mortgage shall continue in full force and effect under the terms and conditions of this Part B (and of Part A, as applied to this Part B) until the Secured Obligations shall have been repaid in full.

4.03  UNAUTHORIZED LIENS

      If the Company shall hereafter create or permit to exist any Lien on any of the Mortgaged Assets in favor of any third party, the same shall, without prejudice to any rights and remedies that the Bank may have under this Part B or under any Applicable Law, be and remain junior in rank to the Chattel Mortgage hereby created in favor of the Bank until the Termination, notwithstanding any extension of the term or amendment and modification of any of the terms, provisions and conditions of this Agreement and notwithstanding any additional mortgages or other Liens at any time created as security for the same amounts hereby secured or any other amounts at a later date advanced by the Bank to the Company, all of which shall be and at all times remain a first ranking and senior security in relation to such security created by the Company in favor of such third party.

4.04  DECLARATION

      (a) Upon its issuance of a Declaration, the Bank shall have the right to immediately commence proceedings to foreclose upon the Chattel Mortgage, and such foreclosure may be carried out, at the option of the Bank, either extra-judicially under Act No. 1508, as amended, or judicially.

      (b) Promptly upon receipt of notification that foreclosure proceedings have been commenced by the Bank, the Company shall turn over possession of all of its Mortgaged Assets being foreclosed upon to the Bank or to another party designated by the Bank, as the Bank shall direct; provided, however, that the Company shall, at its own expense, deliver possession of the Chattel owned by it to the Bank or as it may direct, at the place designated by the Bank or its duly authorized representatives, in each case in its or their reasonable discretion; and provided further, that if the Company shall fail to turn over possession of any of the Mortgaged Assets as required in this Part B, the Bank shall be entitled and authorized to repossess the same wherever they may be located by whichever means the Bank shall determine and to enter for that purpose any premises where any such Mortgaged Assets may be located and transport them, at the expense of the Company, to the place otherwise determined by the Bank for turning over possession thereof.

      (c) The Company agrees that neither it nor anyone claiming through or under it, will set up, claim or seek to take advantage of, any appraisement, valuation, stay, extension, period, redemption or any other benefit under any Applicable Law in any locality where any property subject to the Lien hereof may be situated, in order to prevent, hinder or delay the enforcement or foreclosure of the Chattel Mortgage, or the absolute sale of the Mortgaged Assets or any part thereof, or the final and absolute transfer of possession thereof, immediately after such sale to the purchasers of any such Mortgaged Assets; and the Company for itself and all who may at any time claim through or under it, hereby waives the benefit of all such Applicable Laws.

      (d) In the event that the Chattel Mortgage shall be foreclosed, whether judicially or extrajudicially, any sheriff or notary public conducting the sale at public auction, or the Bank where a direct sale is permitted by Applicable Law, shall, at the option of the Bank, sell the Mortgaged Assets individually, in groups or as a whole lot.

4.05  WAIVER OF REDEMPTION RIGHT

      The Company hereby waives and relinquishes all rights, present and, to the fullest extent permitted by Applicable Law, future, that it may have by Applicable Law or otherwise to redeem any of the Mortgaged Assets that may have been sold, whether in a judicial or extrajudicial foreclosure, and whether the sale took place at public auction or was a direct sale.

                          SECTION 5. POWER OF ATTORNEY

5.01  APPOINTMENT AND AUTHORITY OF ATTORNEY-IN-FACT

      The Company hereby irrevocably appoints the Bank as its attorney-in-fact, with right of substitution, so that the Bank or any other Person empowered by the Bank, shall be authorized, without need of further authorization from the Company, (i) to execute and deliver Mortgage Supplements and cause the Chattel Mortgage constituted on the Mortgaged Assets covered by such Mortgage Supplements to be duly registered with the appropriate Register(s) of Deeds and other appropriate Governmental Authorities in the Philippines in the event the Company fails to execute, deliver and register the Mortgage Supplements in accordance with Section 3.01(b) of this Part B and (ii) upon the issuance of a Declaration and in preservation or enforcement of the rights of the Bank under this Part B or under this Agreement:

            (1) to effect the sale of any of the Mortgaged Assets owned by it in one or more transactions, in accordance with Act No. 1508, as amended, or other Applicable Law and in such other manner as may be determined by such attorney-in-fact, including (to the extent permitted by Applicable Law) the direct sale without public auction of any such Mortgaged Assets at such price and upon such terms as may be determined by such attorney-in-fact.

            (2) to enter upon any premises where the Mortgaged Assets or any of them may be located without the need for a court order or other form of authority otherwise than upon the authority granted herein;

            (3) to take and retain possession and control of any such Mortgaged Assets as receivers without bond or otherwise for the purpose of foreclosure of the Chattel Mortgage, and transport any of them to any location as determined by such attorney-in-fact;

            (4) to make any repairs, additions and improvements on the Mortgaged Assets owned by it at the expense of the Company as such attorney-in-fact shall deem proper or necessary;

            (5) to exercise any of the rights of the Company arising under or in connection with this Part B, to designate or delegate to another Person, in substitution of such attorney-in-fact, the exercise of such rights of the Company, under such terms as such attorney-in-fact shall deem proper or necessary;

            (6) to collect, claim, receive and deposit all monies in accordance with this Part B, and to avail itself of all benefits that accrue, and that may become due and payable to the Company under this Part B;

            (7) to institute and maintain such suits and proceedings as such attorney-in-fact shall deem expedient to prevent any impairment of the Mortgaged Assets or to preserve and protect the interest of such attorney-in-fact therein;

            (8) to execute and deliver such deeds of conveyance or sale as may be necessary or proper for the purpose of conveying full title and ownership, free from any claims and rights of the Company to any of the Mortgaged Assets, after foreclosure thereof;

            (9) to execute and deliver in the name of the Company, and on its behalf, mortgages (in substantially the form of the Mortgage Supplement) on the property or assets hereafter acquired by the Company or received by the Company in replacement, substitution or exchange of any of the Mortgaged Assets, to do or cause to be done all such acts and things which are otherwise required to be done by the Company under this Part B for this purpose and, to advance such sums of money as are necessary to give full effect to the provisions of this clause (9); and

            (10) in general, to sign such agreements and documents and perform such acts and things required, necessary or, in the opinion of such attorney-in-fact, advisable to fully accomplish the purpose of this Part B.

5.02  RATIFICATION OF ATTORNEY'S ACTS

      The Company hereby agrees to and ratifies any and all actions and things performed or done by the Bank pursuant to and in accordance with Section
      6.01 as the Company's attorney-in-fact.

5.03  POWER OF ATTORNEY COUPLED WITH INTEREST

      This special power of attorney shall be deemed coupled with an interest and cannot be revoked by the Company until, and shall be automatically revoked upon, the Termination. Upon the issuance of a Declaration, the Company shall abstain from exercising any rights under any contract to which it is a party which shall be inconsistent with the exercise of the rights, powers, remedies and functions herein granted to the Bank as the Company's attorney-in-fact, provided, however, that nothing herein shall prevent the Company from, prior to the exercise by the Bank of any such rights, powers and remedies and functions in accordance with this Part B, undertaking the Company's operations in the ordinary course of business.

                       SECTION 6. MISCELLANEOUS PROVISIONS

6.01  CONTINUING AND PARTIAL SECURITY

      (a) The Company hereby duly notes and agrees that the security created by this Part B in favor of the Bank in the form of a Chattel Mortgage in accordance with the provisions of this Part B shall be a continuing security and shall remain in full force and effect until the Termination. Accordingly, the validity and enforceability of the Chattel Mortgage hereunder shall not be affected or impaired by any of the following: any extension of time, forbearance or concession given to the Company; any assertion of, or failure to assert, or delay in asserting, any right, power or remedy against the Company, or in respect of any other security for any of the Secured Obligations; any modification or amplification of any of the provisions of this Agreement or the Facility Agreement; any failure of the Company to comply with any requirement of any Applicable Law; the dissolution, liquidation, reorganization or any other alteration of the legal structure of the Company; any purported or actual assignment of any of the Secured Obligations by the Bank to any other Person; any other circumstance (other than payment in full of the Secured Obligations by the Company) which might otherwise constitute a legal or equitable discharge of a security; or to the fullest extent permitted by Applicable Law, any voidability or unenforceability of any provision of this Agreement or the Facility Agreement.

      (b) The Company hereby agrees that the security created in accordance with the provisions of this Part B shall be construed as a partial security for the Secured Obligations, and is in addition to any other security that the Bank may, now or in the future, obtain to secure the same obligations. Accordingly, in the event that the monies at any time realized by the Bank in the judicial or extrajudicial foreclosure of the Chattel Mortgage on any of the Mortgaged Assets and/or in the exercise of any of its rights, powers and remedies under this Part B shall not be sufficient to pay and discharge all the Secured Obligations, any remaining unpaid balance thereof shall remain due and payable by the Company in accordance with the terms of this Agreement and the Facility Agreement and all rights, powers and remedies of the Bank in respect thereof are hereby reserved.

6.02  PROCEEDS RECEIVED BY BANK

      All monies realized and received by the Bank in the exercise of its rights, powers and remedies under this Part B, including, without limitation, any proceeds realized as a result of expropriation or otherwise in respect of the Mortgaged Assets pursuant to the provisions of this Part B shall be applied by the Bank towards the payment or performance of the Secured Obligations in accordance with the provisions of the Facility Agreement and this Agreement. Any surplus monies remaining after payment in full of the Secured Obligations shall be reconveyed to the Company. For the avoidance of doubt, it is understood that the Company shall remain liable to the extent of any deficiency between the amount of the proceeds of the Mortgaged Assets and the aggregate amount of the Secured Obligations.

6.03  CERTIFICATE OF BANK BINDING

      Any written notice delivered by the Bank in accordance with this Agreement as to the amounts of principal of, and interest, charges, fees and expenses or any other amount due and payable at any time by the Company under this Agreement, shall, in the absence of manifest error, be prima facie evidence in any legal proceedings with respect to the Chattel Mortgage and any other provisions of this Part B.

6.04  RATIFICATION OF ACTS IN GENERAL OF BANK

      The Company hereby confirms and ratifies all actions, acts or things taken, performed or done by the Bank (other than those taken, performed or done in the Bank's gross negligence or wilful misconduct) in the exercise of any or all rights, powers and remedies granted to it under this Part B, including without limitation, the rights, powers and remedies referred to in Sections 4 and 5.

6.05  RIGHTS, POWERS AND REMEDIES

      (a) The rights, powers and remedies of the Bank provided for in this Part B are not exclusive of, but are in addition to, any other rights, powers and remedies that the Bank may have under Applicable Law or under any other provision of this Agreement. The Bank shall not be liable to the Company or any other Person (except as otherwise provided in this Agreement) for any action taken or not taken by it under this Part B. One or more exercises of the rights, powers and remedies granted in this Part B shall not extinguish or exhaust such rights, powers or remedies until the Termination shall have occurred. If the Secured Obligations are now or hereafter further secured by any real estate mortgages, chattel mortgages, pledges, contracts or guaranty, assignments or other security, including, without limitation, pursuant to Part C of this Agreement, the Bank may exhaust the remedies granted under any of said security instruments including, without limitation, under Part C of this Agreement, either concurrently or independently, and in such other manner as the Bank in the exercise of its discretion may determine.

      (b) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Bank upon issuance of any Declaration or other circumstance under the Chattel Mortgage and/or this Part B shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence thereto; nor shall the action of the Bank in respect of such default, Event of Default or circumstance, or any acquiescence by it thereto, affect or impair any right, power or remedy of the Bank in respect of any other Declaration.

6.06  TERMINATION; DISCHARGE OF SECURITY; REINSTATEMENT

      On or after the Termination, the Bank, at the written request and expense of the Company, will thereafter promptly execute and deliver to the Company the proper instrument or instruments identified by the Company acknowledging the termination of this Part B and Part A as applicable to this Part B, and will promptly duly release from the Chattel Mortgage such of the Mortgaged Assets as have not theretofore been sold or otherwise foreclosed, applied or released pursuant to this Part B.

6.07  BANK WITHOUT OBLIGATIONS

      Notwithstanding anything contained herein, this Part B and the Chattel Mortgage are only intended as security for the Secured Obligations, and the Bank shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty, or liability of the Company under or relating to any of the Mortgaged Assets.

              (The space below has been left blank intentionally.)

                                     PART C
                                   ASSIGNMENT

                        SECTION 1. ADDITIONAL DEFINITIONS

1.01  ADDITIONAL DEFINITIONS APPLICABLE TO PART C

      Wherever used in this Part C, unless the context otherwise requires, the following terms shall have the following meanings:

      "Assigned Accounts" shall mean any account established or to be established by the Company at any bank or financial institution, including the accounts to which all proceeds of the Assigned Receivables shall be deposited in trust for the benefit of the Bank, and including, without limitation, the accounts listed in Schedule 3.

      "Assigned Contracts" shall mean any and all contracts and agreements (except (i) the Assigned Receivables relating thereto, to the extent they have been assigned, conveyed, set over and transferred pursuant to this Part C and (ii) existing and future contracts of the Company that contain specific prohibitions against assignment by the Company of its rights and interest thereunder) between the Company and its customers, whether such contracts and agreements are existing or hereafter from time to time entered into by the Company.

      "Assigned Properties" shall mean the Assigned Accounts, the Assigned Contracts, and the Assigned Receivables.

      "Assigned Receivables" shall mean all monies now or hereafter payable to the Company under the Assigned Contracts.

      "Consents" shall mean the respective written consents (substantially in the form attached as Schedule 5) of the Depositaries to the assignment of the Assigned Accounts to the Bank as set out in this Part C.

      "Depositaries" shall mean the banks and financial institutions in which the Assigned Accounts are maintained.

      "Obligors" shall mean the parties to the Assigned Contracts (other than the Company), the Depositaries, and other Persons against whom claims for payment of the Assigned Receivables may be made.

                   SECTION 2. ASSIGNMENT AND SECURITY INTEREST

2.01  OUTRIGHT ASSIGNMENT OF RECEIVABLES

      In consideration of the extension of the Facilities to the Company, and to ensure the payment by the Company of the Secured Obligations, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Company, the Company does hereby assign, convey, set over and transfer unto the Bank, absolutely and unconditionally, all of the Company's rights, title and interest in respect of the Assigned Properties, including the right of the Company to receive payment of the Assigned Receivables from the Obligors. The assignment, conveyance, setting over and transfer to the Bank under this Agreement extend to all Assigned Properties of the kind described in this Part C, which the Company may establish, enter into or acquire at any time during the continuation of this Agreement. For the avoidance of doubt, the assignment, conveyance, setting over and transfer hereunder of the Assigned Properties shall constitute, for all purposes, a present, irrevocable and absolute assignment of such receivables subject to no contingencies or conditions.

2.02  DELIVERY OF CONSENTS

      (a) The Company shall notify the Depositaries, substantially in the form attached as Schedule 4, of the assignment of the Assigned Accounts contemplated in this Part C, and secure the Consents (i) within three (3) Business Days of the execution of this Agreement, with respect to the Company's existing Assigned Accounts or (ii) with respect to Assigned Accounts to be established by the Company after the execution of this Agreement, as soon as practicable after such Assigned Accounts are established. The Company shall further secure the confirmation of the Depositaries that they shall not exercise any right of set-off against the Company in respect of any and all funds available in the Assigned Accounts, other than pursuant to any netting or set-off arrangement entered into in the ordinary course of banking arrangements for the purpose of netting debit and credit balances.

      (b) The Company agrees and confirms that the execution and delivery of the Consents shall constitute an unconditional and irrevocable instruction from the Company and the Bank to the Depositaries:

            (1) to comply with all directives of the Bank in respect of the Assigned Accounts not inconsistent with this Agreement; and

            (2) that all funds available or to be deposited from time to time in the Assigned Accounts shall be maintained in such accounts in trust for the benefit of the Bank until all Secured Obligations shall have been paid and performed in full or as otherwise directed by the Bank.

2.03  EFFECTIVENESS OF ASSIGNMENT

      For the avoidance of doubt, it is expressly understood that the assignment of the Assigned Properties pursuant to Section 2.01 takes effect immediately upon the execution of this Agreement, whereupon all of the right, title, interest and benefit of the Company in and to the Assigned Properties shall vest upon and accrue in favor of the Bank, to the exclusion of all other Persons. Notwithstanding the foregoing, however, the assignment by the Company of' the Assigned Properties as contemplated herein is not intended and shall not be deemed to result in the discharge or release of the Company's obligation to pay or perform the Secured Obligations or any part thereof, it being understood that any such discharge or release shall take effect if and only to the extent that the proceeds of the Assigned Properties have been received by the Bank and applied by it towards the payment of all Secured Obligations. Upon the due and full payment of all Secured Obligations, and the faithful performance and observance by the Company of its covenants contained in this Agreement, the assignment, conveyance and transfer made under this Part C shall become null and void; otherwise, they shall remain in full force and effect.

2.04  POWER OF ATTORNEY

      (a) The Company hereby irrevocably appoints the Bank as its attorney-in-fact with right of substitution, so that the Bank or any other Person empowered by the Bank shall be authorized upon the issuance of a Declaration by the Bank, without need of further authorization from the
      Company:

            (1) to send written notice to all Obligors (in respect of the Assigned Receivables), instructing any or all of them to pay all monies due and owing to the Company from time to time to any of the Assigned Accounts;

            (2) to file any claim, institute and maintain such suits and proceedings or take any action as such attorney-in-fact shall deem expedient or desirable for the collection of any Assigned Receivable;

            (3) to exercise any of the rights of the Company arising under or in connection with any Assigned Contract and to designate or delegate to another Person or entity, in substitution of such attorney-in-fact, the exercise of such rights of the Company, under such terms as such attorney-in-fact shall deem proper or necessary;

            (4) to withdraw all or any funds available in or thereafter received into any of the Assigned Accounts; and

            (5) in general, to sign such agreements and documents and perform such acts and things required, necessary or, in the opinion of such attorney-in-fact, advisable, to fully accomplish the purpose of this Part C.

      (b) The Company hereby confirms and ratifies any and all actions and things properly performed or done by the Bank as the Company's attorney-in-fact or any of its representatives hereunder in each case pursuant to the powers granted hereunder.

      (c) This special power of attorney shall be deemed coupled with an interest, and cannot be revoked by the Company until, and shall be automatically revoked upon, the Termination.

2.05  COSTS AND EXPENSES

      All reasonable costs, expenses, charges and fees paid or incurred by the Bank in the exercise of any of the rights, remedies or powers granted under this Part C shall be for the account of the Company, and the Company undertakes to pay the same or, as the case may be, to reimburse the Bank and/or its agents, representatives, successors and assigns as the case may be, for any monies paid by it within three (3) Business Days of demand with interest thereon at the rate per annum equal to the Base Rate, computed on the basis of the actual number of days elapsed and a year of 360 days, from the date the same shall have been paid by the Bank and/or its agents, representatives, successors and assigns until actually paid by the Company. Any sums advanced with interest thereon as aforesaid shall form part of the Secured Obligations.

2.06  PROTECTION OF THE BANK'S INTEREST

      (a) The Company shall do nothing to impair the rights of the Bank in respect of the Assigned Properties, provided, however, that nothing herein shall prevent the Company, prior to the exercise by the Bank of any such rights in accordance with the terms of this Part C, from undertaking the Company's operations in the ordinary course of business. The Company shall assume all liabilities, obligations and responsibilities in connection with the Assigned Properties and the liability of the Company with respect to the Secured Obligations shall in no way be affected or diminished by reason of the fact that any of the Assigned Properties may be lost, destroyed, stolen, damaged, impaired or for any reason whatsoever unavailable to the Company.

      (b) The Company shall ensure that all Assigned Receivables are deposited in any of the Assigned Accounts.

2.07  FURTHER ASSURANCES

      The Company agrees that at any time and from time to time, at its sole expense, it shall promptly execute and deliver all further notices, instruments and documents (including, without limitation, any additional or supplemental assignment agreement or security agreement), and take all further action that, in the reasonable opinion of the Bank, may be reasonably necessary in order to perfect, preserve and protect the assignment, conveyance, setting over and transfer of Assigned Properties.

              SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS

      The Company represents, warrants and covenants, which representations, warranties and covenants shall survive the execution and delivery of this Agreement and the making and repayment of the Secured Obligations, as follows:

3.01  NO LIENS

      The Company shall defend the Assigned Properties against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Bank. Without limitation to the preceding sentences, the Company shall not assign, charge, convey, sell, set over, transfer or grant any security interest in the Assigned Properties other than pursuant to this Part C and any other Part of this Agreement or as otherwise provided pursuant to the Facility Agreement.

3.02  CONSENTS

      The Company shall obtain after the date of the execution and delivery of this Agreement such other consents of Persons and Governmental Approvals as may be required under Applicable Law or any of the Assigned Contracts or, in the reasonable judgment of the Bank, necessary or appropriate after the date of this Agreement (i) for the assignment, conveyance, setting over and transfer of the Assigned Properties to the Bank, (ii) for the performance of this Part C by the Company, (iii) for the perfection or maintenance of the assignment, conveyance, setting over and transfer effected hereby with respect to the Assigned Properties or (iv) for the exercise by the Bank of the rights, remedies and powers provided for in this Part C or the remedies in respect of the Assigned Properties pursuant to this Part C. Notwithstanding the foregoing, any notice of the assignment, conveyance, setting over and transfer by the Company to the Bank of the Assigned Receivables and the Assigned Contracts may only be given to the Obligors after a Declaration has been issued.

3.04  RECOURSE

      This Part C is made with full recourse to the Company and pursuant to and in reliance upon all the warranties, representations, covenants and agreements on the part of the Company contained herein, in any other Part of this Agreement, or in the Facility Agreement.

                   SECTION 4. PROCEEDS OF ASSIGNED RECEIVABLES

4.01  APPLICATION OF PROCEEDS

      The Company agrees that the proceeds of the Assigned Receivables held in any of the Assigned Accounts and other funds available in any of the Assigned Accounts shall be applied towards the payment of the Secured Obligations as and when such obligations fall due under the terms of the Facility Agreement. For the avoidance of doubt, it is understood that the Company shall remain liable to the extent of any deficiency between the amount of the proceeds of the Assigned Receivables or Assigned Accounts received by the Bank and the aggregate amount of the Secured Obligations. In the event the Bank shall receive any amount in excess of the outstanding Secured Obligations, it shall, after all the Secured Obligations shall have been paid in full in accordance with their terms, reconvey such excess amounts in favor of the Company. Any funds remaining in the Assigned Account after full payment of all Secured Obligations shall be reconveyed to the Company.

4.02  PAYMENTS MADE TO COMPANY

      If the Company shall directly receive any payments in respect of the Assigned Properties, the Company shall receive such payments in trust for the benefit of the Bank, shall segregate such payments from its other funds, and shall forthwith and in no event later than five Business Days deposit such payments to any of the Assigned Accounts or, in the event a Declaration has been issued, deliver such payments directly to the Bank.

4.03  WITHDRAWALS

      The Company shall be entitled to receive, withdraw or otherwise transfer any credit balance from time to time in the Assigned Accounts in the ordinary course of business prior to the occurrence of an Event of Default. Upon the occurrence of an Event of Default and for so long as such Event of Default is continuing, the Company shall not be entitled to receive, withdraw or otherwise transfer any credit balance from the Assigned Accounts without the prior consent of the Bank.

               SECTION 5. REMEDIES UPON ISSUANCE OF A DECLARATION

5.01  REMEDIES IN RESPECT OF ASSIGNED ACCOUNTS AND ASSIGNED RECEIVABLES

      (a) The Company agrees that, if any Declaration shall have been issued, then and in every such case, subject to any mandatory requirements of Applicable Law then in effect, the Bank, in addition to any rights now or hereafter existing under Applicable Law or as set forth elsewhere in this Agreement, may:

      (1) instruct the Obligors to make any payments in respect of the Assigned Receivables directly to the Bank, and apply the same towards the payment of all Secured Obligations; and

      (2) take any credit balances in the Assigned Accounts, and apply the same towards the payment of all Secured Obligations.

      (b) For the avoidance of doubt, it is understood that the Company shall remain liable to the extent of any deficiency between the amount of funds received by the Bank under Section 5.01(a) and the aggregate amount of the Secured Obligations.

5.02  DISPOSITION OF THE ASSIGNED CONTRACTS

      (a) Any Assigned Contract may be sold, transferred assigned or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general, in such manner, at such time or times, at such place or places and on such terms as the Bank may, in compliance with any mandatory requirements of Applicable Law, determine to be commercially reasonable. Any such disposition, which shall be a private sale or other private proceeding permitted by such requirements, shall be made upon not less than ten days' written notice to the Company specifying the time at which such disposition is to be made and the intended sale price or other consideration therefore, and shall be subject, for the ten days after the giving of such notice, to the right of the Company or any nominee of the Company to acquire the Assigned Contracts involved at a price or for such other consideration equal to the intended sale price or other consideration so specified. If, under mandatory requirements of Applicable Law, the Bank shall be required to make disposition of the Assigned Contracts within a period of time which does not permit the giving of notice to the Company as hereinabove specified, the Bank need give the Company only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of Applicable Law.

      (b) The Company hereby irrevocably appoints the Bank as its attorney-in-fact, with full power of substitution, so that the Bank, or any Person empowered by the Trustee, shall be authorized to sell, assign or otherwise dispose of the Assigned Contracts or any part thereof pursuant to the provisions of the preceding paragraph, and, in general, to do or cause to be done all such acts and things which are otherwise required to be done by the Company under this Section 5.02.

5.03  WAIVER OF CLAIMS

      The Company hereby waives, to the extent permitted by Applicable Law, notice and judicial hearing (except as to the issue of liability under this Part C or under the other Parts of this Agreement) in connection with the Bank's disposition of any of the Assigned Contracts, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Company would otherwise have under the constitution or any statute of the Philippines or any political subdivision thereof, and the Company hereby further waives, to the extent permitted by Applicable Law:

            (i) all damages occasioned by such disposition except any damages which are the direct result of the gross negligence or wilful misconduct of the Bank or any Person acting on its behalf or instruction;

            (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Bank's rights hereunder; and

            (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Part C or the absolute sale, assignment or transfer of the Assigned Contracts or any portion thereof, and the Company, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

5.04  APPLICATION OF PROCEEDS

      The proceeds of the sale, assignment, transfer or other disposition of any Assigned Contract pursuant to Section 5.02 shall be applied towards the full payment of all Secured Obligations. For the avoidance of doubt, it is understood that the Company shall remain liable to the extent of any deficiency between the amount of such proceeds and the aggregate amount of the Secured Obligations.

              (The space below has been left blank intentionally.)

                                     PART D
                                 SIGNATURE PAGES

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first above written.

AUTOMATED TECHNOLOGY (PHIL.) INC.

By:

   /s/ Renato M. Tanseco
-------------------------------------
Name: Renato M. Tanseco
Title: Chairman of the Board

   /s/ Inderjit Singh
-------------------------------------
Name: Inderjit Singh
Title: CEO

THE DEVELOPMENT BANK OF SINGAPORE LTD.

By:

   /s/ Andy Koh
-------------------------------------
Name: Andy Koh
Title: Vice President

   /s/ Sia Moon Joon
-------------------------------------
Name: Sia Moon Joon
Title: Notary Public Singapore

                           SIGNED IN THE PRESENCE OF:

   /s/ Witness                                 /s/ Witness
-------------------------------------     --------------------------------------

                             AFFIDAVIT OF GOOD FAITH

We swear that the Chattel Mortgage created by Part B of the foregoing Omnibus Security Agreement is made for the purpose of securing the obligations specified therein, and for no other purpose, and that the same are just and valid obligations and not one entered into for the purpose of fraud.

AUTOMATED TECHNOLOGY (PHIL.) INC.

By:

   /s/ Renato M. Tanseco
-------------------------------------
Name:  Renato M. Tanseco
Title: Chairman of the Board

   /s/ Inderjit Singh
-------------------------------------
Name:  Inderjit Singh
Title: CEO

   /s/ Sia Moon Joon
-------------------------------------
Name:  Sia Moon Joon
Title: Notary Public Singapore

                     ACKNOWLEDGMENT AND CERTIFICATE OF OATH

REPUBLIC OF THE PHILIPPINES)
   Makati City                  )ss.

BEFORE ME, a Notary Public for and in Feb 06, 2003, Philippines, personally appeared:

Name                  Comm. Tax Certificate/Passport No.         Date/Place Issued
----                  ----------------------------------         -----------------
Renato M. Tanseco                   14404666                     Makati - 1-09-03

known to me and by me to be the same persons who executed the foregoing Omnibus Security Agreement and who further acknowledged to me that the same is their free and voluntary act and deed and the free and voluntary act and deed of the corporations they respectively represent. I further certify that Mr./Ms. Renato
M. Tanseco of Automated Technology (Phil.) Inc. signed the above Affidavit of Good Faith and made oath to the truth thereof.

The foregoing instrument relates in part to a mortgage covering personal properties identified and described in Schedule 2 thereto, and the instrument consists of forty-three (43) pages, including the pages of the Schedules annexed thereto and the pages on which this Acknowledgment and Certificate of Oath is written, executed by the parties and their instrumental witnesses on the Signature Pages and on the left margin of each and every other page thereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal this 6th day of February, 2003, at the place written above.

Doc. No.   226 ;
Page No.   047 ;                           /s/ Christine Marie P. Quirino
Book No.    11 ;                           Notary Public
Series of 2003.

                                    GUARANTEE

1. In consideration of The Development Bank of Singapore Ltd., a banking corporation incorporated in Singapore, with an office at 6, Shenton Way, #03-05, DBS Building Tower One, Singapore 068809, ("the Lender") agreeing to make available the loan facilities (the "Facilities") to Automated Technology (Phil) Inc., a company incorporated in Philippines and having its registered office at Light Industry & Science Park of the Philippines, SEPZ 4025, Cabuyao, Laguna, Philippines ("the Borrower") pursuant to the terms and conditions set out in a Term Loan and Revolving Credit Facility Agreement dated as of 29 January, 2003 between the Borrower and the Lender (as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Facility Agreement"), we, Infiniti Solutions Pte Ltd, a company incorporated in Singapore and having a registered office at 5001 Beach Road, #07-24, Golden Mile Complex, Singapore 199588 ("the Guarantor") HEREBY IRREVOCABLY AND UNCONDITIONALLY guarantees to pay and satisfy the Lender on demand as principal debtor and not merely as surety all sums of money which are now or shall from time to time and at any time hereafter be due or owing to the Lender by the Borrower under the Facility Agreement (the "Guaranteed Money", which expression shall include any part thereof). Terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Facility Agreement.

2.   The Guarantor shall:

     (a) maintain a consolidated gearing ratio not exceeding (i) 1.85 to 1.0 as of 31 December 2002 and 30 June 2003, (ii) 1.75 to 1.0 as of 31 December 2003 and 30 June 2004 and (iii) 1.50 to 1.0 as of 31 December 2004 and as of the end of any covenant testing period thereafter. The consolidated gearing ratio is defined as the ratio of (i) Consolidated Liabilities of the Guarantor and its Subsidiaries net of payables to (a) the former shareholders of the Borrower under the Share Purchase Agreement dated 20 November 2002 between the Guarantor and such shareholders and (b) the former shareholders of Viko Technology, Inc. under the Purchase Agreement dated 18 December, 2001 between the Guarantor and such shareholders to (ii) Consolidated Networth of the Guarantor and its Subsidiaries. Consolidated Networth shall include redeemable preference shares for periods up to 31 December 2005 only. The consolidated gearing covenant shall be tested on a semi-annual basis on every 30 June and 31 December until the Guaranteed Money has been fully paid or satisfied. "Consolidated Liabilities" and "Consolidated Networth" shall have the meanings ascribed to them in the Facility Agreement except that references to "the Borrower" therein shall be construed as references to the Guarantor;

     (b) ensure that there is no significant change in the key management of the Guarantor until the Guaranteed Money has been fully paid or satisfied;

     (c) ensure that sufficient funds in new equity are raised by the Guarantor for the payment of the cash components under the purchase consideration of Viko Technology, Inc. and the Borrower;

     (d) ensure that any redemption of preference shares by the Guarantor shall not cause an Event of Default under the Facility Agreement;

     (e) give the Lender or an Affiliate thereof at least ten Business Days to match offers of other financial institutions in connection with the future debt financing needs of the Guarantor and any Affiliate thereof;

     (f) give the Lender or an Affiliate thereof at least ten Business Days to match offers of other financial institutions in connection with the future fund raising needs of the Guarantor and any Affiliate thereof in equity markets where the Lender or an Affiliate has a strong presence;

     (g) ensure that it is the legal and beneficial owner, direct or indirect, of all of the outstanding capital stock of the Borrower;

     (h) notify the Lender immediately in the event that there is a threatened action or proceeding (other than those of a frivolous or vexatious nature or those disputed promptly in good faith and by appropriate proceedings) affecting the Guarantor or its Subsidiaries before any governmental authority, arbitrator or referee that could reasonably be expected to materially and adversely affect the financial condition or operations of the Guarantor or any of its Subsidiaries;

     (i) file all income tax returns required to have been filed and pay all taxes, assessments, charges and other amounts due thereunder, except to the extent disputed by appropriate proceedings diligently pursued and to the extent that appropriate reserves are being maintained with respect to any amounts so disputed;

     (j) represent that the Original Financial Statements of the Guarantor fairly represent the consolidated financial condition and operations of the Guarantor as at the end of and for the relevant financial period; and

     (k) not amend or alter its memorandum and articles of association relating to its borrowing powers and its principal business activities without the prior written consent of the Lender, such consent not to be unreasonably withheld.

3. This Guarantee shall not be considered as satisfied by any intermediate payment or satisfaction of the Guaranteed Money but shall be a continuing security and shall extend to cover all or any part of the Guaranteed Money which shall for the time being constitute the balance due or owing from the Borrower to the Lender upon any account or otherwise as aforesaid.

4. The Lender may at any time and without affecting its rights against the Guarantor determine enlarge or vary any credit to the Borrower, vary exchange abstain from perfecting or release any other securities held or to be held by the Lender for or on account of the Guaranteed Money, open a fresh account or accounts and/or continue with any account or accounts current or otherwise with or for the Borrower renew bills and promissory notes in any manner and compound with give time for payment, accept compositions from and make any other arrangements with the Borrower or any obligors on bills notes or other securities held or to be held by the Lender for and on behalf of the Borrower.

5. This Guarantee shall be in addition to and shall not be in any way prejudiced or affected by any collateral or other security now or hereafter held by the Lender for the Guaranteed Money nor shall such collateral or other security or any lien to which the Lender may be otherwise entitled or the liability of any person or persons not parties hereto for all or any part of the Guaranteed Money be in any way prejudiced or affected by this Guarantee. The Lender shall have full power at its discretion to give time for payment or to make any other arrangement with any such other person or persons without prejudice to this Guarantee or the Guarantor's liability hereunder. All monies received by the Lender from the Guarantor or the Borrower or any person or persons liable to pay the same may be applied by the Lender to any account or item of account or to any transaction which the same may be applicable.

6. No disposition assurance security or payment which may be avoided under any law relating to bankruptcy or under any provisions of the Singapore Companies Act (Cap 50) or any statutory modification thereof or under any other applicable laws or is otherwise avoided in any manner and no release settlement or discharge which may have been given or made on the faith of any such disposition assurance security or payment shall prejudice or affect the Lender's right to recover from the Guarantor monies to the full extent of this Guarantee as if such disposition assurance security payment release settlement or discharge had never been granted given or made.

7. All dividends compositions and monies received by the Lender from the Borrower or from any other company person or estate capable of being applied by the Lender in reduction of the indebtedness of the Borrower shall be regarded for all purposes as payments in gross and in the event of bankruptcy or winding up or any receiving order or other analogous order being made or any other analogous events occurring under any applicable laws in relation to the Borrower the Lender shall be entitled to prove in the bankruptcy winding up dissolution or liquidation of the Borrower in respect of the whole of the Borrower's indebtedness to the Lender and without any right of the Guarantor to be subrogated to the Lender in respect of any such proof until the Lender shall have received in the bankruptcy winding up or liquidation of the Borrower or from other sources one hundred (100) cents on the dollar.

8. Any payments by the Guarantor hereunder shall be made without any set-off or counterclaim and shall be free and clear of any taxes including withholding taxes, import or levies. If the Guarantor is required to make any payment hereunder subject to the deduction or withholding of tax, the Guarantor shall increase the sum payable by it to the extent necessary to ensure that, after making the required deduction or withholding, the Lender receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. The Guarantor shall thereafter submit all tax receipts or such evidence of payment of tax to the Lender as soon as reasonably practicable. In the event that the Lender actually receives the benefit of a tax credit, allowance or refund resulting solely and directly from a deduction or withholding in respect of which the Guarantor has paid an additional amount under this Clause, the Lender shall reimburse to the Guarantor such part of that benefit as, will leave it (after such reimbursement) in a position which is no more and no less favourable than the position in which it would have been if such deduction, withholding, payment or liability had not been made or incurred.

9. If any goods and services tax ("GST" which expression includes any tax of a similar nature which may be substituted or levied in addition to it) whatsoever is now or hereafter chargeable by law on any payment hereunder, the Guarantor shall pay such GST in addition to all other sums payable hereunder or relating hereto and agrees to indemnify the Lender against the payment if the Lender is required by law to collect and make payment in respect of such GST. The Lender may debit the Guarantor's account(s) for such GST including default interest payable in the same manner as may be provided herein or in any agreement relating hereto for the Facilities and/or other charges or as the Lender may prescribe from time to time, notwithstanding such debiting may result in the Guarantor's account becoming overdrawn Provided that the Lender shall forthwith upon making such debit give notice thereof to the Guarantor.

10. The Lender may but is not bound to resort for the Lender's own benefit to any other means of payment at any time and in any order the Lender deems fit without thereby diminishing the Guarantor's liability hereunder and the Lender may exercise its rights under this Guarantee in force either for payment of the ultimate balance after resorting to other means of payment or for the balance due notwithstanding that other means of payment have not been resorted to and in the latter case without entitling the Guarantor to any benefit from such other means of payment so long as the Guaranteed Money remains owing and unpaid by the Borrower to the Lender and in addition the Lender may require payment by the Guarantor of its liability without taking any proceedings first to enforce such payment by the Borrower.

11. If any monies shall be paid by the Guarantor to the Lender under this Guarantee, the Guarantor shall not in respect of the amount so paid seek to enforce repayment or to exercise any other rights or legal remedies of whatsoever kind which may accrue howsoever to the Guarantor in respect of the amount so paid until the Guaranteed Money owing from the Borrower to the Lender has been fully paid to the Lender. The Guarantor will not prove in competition with the Lender for any monies owing by the Borrower to the Guarantor on any account whatsoever and/or in respect of any monies due or owing from the Borrower to the Lender but will give to the Lender the full benefit of any proof which the Guarantor may be able to make in the bankruptcy or winding up or liquidation of the Borrower or in any arrangement or composition with creditors until the Lender shall have received all monies guaranteed hereunder outstanding and remaining unpaid by the Borrower to the Lender.

12. Any indebtedness of the Borrower now or hereafter held by the Guarantor shall be fully subordinated to the indebtedness of the Borrower to the Lender under the Facility Agreement and such indebtedness of the Borrower to the Guarantor if the Lender so requires shall be collected enforced and received by the Guarantor and shall be paid over to the Lender on account of the indebtedness of the Borrower to the Lender but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee until all the Guaranteed Money has been fully paid to the Lender.

13. The Guarantor agrees and acknowledges that the obligations and liabilities of the Guarantor hereunder shall be absolute and unconditional and in addition to the other provisions of this Guarantee, shall not be abrogated, prejudiced, affected or discharged:

     (a) by the Lender granting explicitly or by conduct or otherwise, whether directly or indirectly, to the Borrower, the Guarantor or any other person of any time, forbearance, concession, credit compounding, compromise, waiver, variation, renewal, release, discharge or other advantage or indulgence;

     (b) by the Lender failing neglecting or deciding not to recover the moneys hereby guaranteed or any part thereof by the realisation of any collateral or other security or in any manner otherwise or in the event of enforcement by the Lender of any collateral or other security or any remedy or otherwise, by any act, omission, negligence or other conduct or failure on the part of the Lender or any other person in connection therewith;

     (c) by any laches, acquiescence, delay, acts, omissions, mistakes on the part of the Lender or any other person;

     (d) by reason of any agreement, deed, mortgage, charge, debenture, guarantee, indemnity or security held or taken at any time by the Lender or by reason of the same being void, voidable or unenforceable;

     (e) by any moratorium or other period staying or suspending by statute or order of any court or other authority all or any of the Lender's rights, remedies or recourse against the Borrower or the Guarantor;

     (f) by reason of any other dealing, matter or thing which, but for the provisions of this Clause, could or might operate to affect or discharge all or any part of the obligations and liabilities of the Guarantor hereunder; or

     (g) by the Lender asserting or failing to assert any right or remedy against the Borrower or doing or omitting to do any act in pursuance of any authority or permission contained in this Guarantee.

14. The Guarantor declares it has not taken and undertakes not to take directly or indirectly from the Borrower in respect of its liability and obligation hereunder any security of any nature whatsoever whereby the Guarantor or any person claiming under it might in the Borrower's bankruptcy or winding-up or liquidation increase the proofs in such bankruptcy or liquidation or diminish the property available for distribution to the Lender's detriment.

15. For the consideration aforesaid and as a separate and independent stipulation:

     (a) the Guarantor agrees that all sums of money which may not be recoverable from the Guarantor on the footing of a guarantee whether by reason of any legal limitation disability or incapacity including without limitation the bankruptcy or winding-up or liquidation or any other analogous events in relation to the Borrower under any other applicable laws or any other fact or circumstance whether known to the Lender or not shall nevertheless be recoverable from the Guarantor on demand as though the Guarantor was the sole and principal debtor;

     (b) the Guarantor irrevocably and unconditionally undertakes to indemnify the Lender on a full indemnity basis against all reasonable legal costs between solicitors and clients and other costs and disbursements incurred for or in connection with demanding and enforcing payment of all monies guaranteed hereunder or otherwise howsoever in enforcing this Guarantee and/or the covenants agreements undertakings stipulations terms and conditions of this Guarantee.

     (c) the Guarantor agrees to furnish and provide the Lender with and permits the Lender to obtain all such statements information explanation and data as the Lender may reasonably require from time to time regarding the operations and financial affairs of the Guarantor.

            The Guarantor hereby agrees and undertakes to furnish to the Lender
            (i) every fiscal quarter immediately after their issue, but in any case not later than 90 days after the end of each fiscal quarter, unaudited consolidated financial statements of the Guarantor for such quarter, including a balance sheet, income statement and cash flow statement and (ii) every year immediately after their issue, but in any case not later than 120 days after the close of its financial year, (A) the audited annual consolidated financial statements of the Guarantor, including a balance sheet, income statement and cash flow statement, audited by a firm of auditors approved by the Lender together with auditors' and directors' reports and (B) a copy of the annual return which the Guarantor is required by law to file with the Registrar of Companies.

16. A statement or certificate signed by the Manager Accountant or other officer of the Lender as to the monies and liabilities for the time being due to or incurred by the Lender (and setting out the computation and basis thereof) shall subject only to computational and/or clerical mistakes be final and conclusive and be binding on the Guarantor.

17.  This Guarantee shall continue to bind the Guarantor notwithstanding :

     (a) any change by amalgamation reconstruction or otherwise which may be made in the constitution of the company by which the business of the Lender may for the time being be carried on and shall be available to the company carrying on the business of the Lender for the time being; or

     (b) any winding-up (whether voluntary or compulsory) amalgamation or reconstruction of or affecting the Borrower or any defect informality or insufficiency of the Borrower's borrowing powers; or

     (c) any winding-up (whether voluntary or compulsory) amalgamation or reconstruction of or affecting the Guarantor.

18.  The Guarantor shall, immediately upon any occurrence of the following:

     (i) the giving of notice by the Guarantor to convene its general meeting for passing any resolution to wind up the Guarantor; or

     (ii) the filing of any application for placing the Guarantor under judicial management; or

     (iii)  the filing of any petition for winding up the Guarantor.

     notify the Lender of the same.

     Where any such notification as aforesaid is given verbally by the Guarantor to the Lender, the Guarantor shall confirm it in writing within twenty-four
     (24) hours thereof.

19. The Guarantor shall not be discharged or released from this Guarantee by any alteration in the obligations covenants undertakings stipulations terms and conditions governing the Facilities ("the Terms"). The Lender may from time to time vary, or add to the Terms and this Guarantee shall extend and apply to the Terms varied or added to (notwithstanding such variations or additions may impose further liabilities or more onerous covenants undertakings or burdens on the Borrower) notwithstanding the Guarantor shall not have received notice or been made aware of or consented to such variations of or additions to the Terms Provided that the Lender shall forthwith upon effecting such variation or addition (as the case may be) give notice thereof to the Guarantor..

20. Any demand for payment of monies or any other demand or notice under this Guarantee may be made by any officer of the rank of Assistant Treasurer and above or any Secretary Manager Accountant Legal Officer or by any person or firm acting as solicitors for the Lender by a letter addressed to the Guarantor and sent by registered post or delivered to the address abovestated and a notice or demand so served shall be deemed to be served and received on the day it was so left or the 3rd day from the date it is posted (where the Guarantor's address is in Singapore) or 7 days after posting (where the Guarantor's address is outside Singapore), as the case may be.

21. The Guarantor may not determine or revoke this Guarantee unless the Lender receives notice of its intention to revoke this Guarantee and agrees in writing, and the Guarantor makes full provision for any other outstanding liabilities or obligations to the Lender of the Borrower's account guaranteed hereunder and not unless the Guaranteed Money is paid to the Lender in full.

22. In addition to any lien right of set-off or other right which the Lender may have the Lender shall be entitled at any time upon the Guarantor's failure to pay the Guaranteed Money or any part thereof pursuant to a declaration of an Event of Default pursuant to Clause 21.17 of the Facility Agreement and without prior notice to the Borrower or the Guarantor to combine or consolidate all or any of the accounts and liabilities of the Borrower or the Guarantor with or to the Lender anywhere whether in or outside Singapore or set-off or transfer any sums standing to the credit of one or more of such accounts in or towards satisfaction of any of the liabilities of the Borrower or the Guarantor to the Lender on any other accounts whether in or outside Singapore or in any other respect whether such liabilities be actual or contingent primary or collateral several or joint notwithstanding that the credit balances on such accounts and the liabilities on any other accounts may not be expressed in the same currency and the Lender is hereby authorised to effect any necessary conversions at the Lender's prevailing rate of exchange Provided that the Lender shall forthwith upon effecting such application or conversion (as the case may be) give notice thereof to the Guarantor.

23. In addition and without prejudice to any right or remedies of the Lender under this Guarantee or by law conferred upon the Lender, the Lender may from time to time and at any time upon the Guarantor's failure to pay the Guaranteed Money or any part thereof pursuant to a declaration of an Event of Default pursuant to Clause 21.17 of the Facility Agreement, debit to any account of the Guarantor with the Lender, whether the account be current or otherwise, all or any part of the Guaranteed Money and the sums so debited shall be deemed to be monies advanced by the Lender to the Guarantor on the Guarantor's account and payable on demand Provided that the Lender shall forthwith upon making such debit give notice thereof to the Guarantor.

24. In addition and without prejudice to any other rights of the Lender under the loan and security documents relating to the Facilities, if this Guarantee or any other security for the Facilities is terminated, or for any other reason which the Lender deems justifiable, the Lender may forthwith open a new or separate interest-bearing account ("the new account") for the Borrower in the Lender's books with a view to preserving the rights of the Lender to prove the whole of the moneys owing by the Borrower and if the Lender does not in fact open such new account it shall nevertheless be deemed to have done so at the time of such termination and as from and after the time that the new account was opened or so deemed to have been opened, all payments made by or on behalf of the Borrower shall (notwithstanding any legal or equitable rule of presumption to the contrary) be credited or deemed to have been credited to the new account and shall not go to reduce the amount owing by the Borrower to the Lender at the time the new account was opened or deemed to have been opened, unless the Lender expressly directs otherwise after all sums (actual or contingent) owing to the Lender under the new account have been paid and satisfied to the Lender in full or at any other time. For the avoidance of doubt, if a payment which would (but for this Clause) have been applied in the reduction of the Guaranteed Money is instead credited to a new account of the Borrower under this Clause, then for the purpose of calculating interest on the Guaranteed Money, the Guaranteed Money shall be deemed to have been reduced by the amount of that payment

25. In addition to the rights conferred by any applicable laws, the Guarantor consents to the Lender disclosing any information relating to this Guarantee where such disclosure may be required under any applicable law or regulation or by any governmental authority or body with whose requests the Lender is accustomed to or required to comply.

26.  (a)    Without prejudice to the other provisions of this Guarantee any amount received or recovered by the Lender in a currency other than the contractual currency whether as a result of or of the enforcement of a judgment or order of court or tribunal of any jurisdiction in the dissolution of the Borrower and/or the Guarantor or otherwise, shall only constitute a discharge to the extent of the amount in the contractual currency which the Lender is able in accordance with its usual practice to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or if it is not practicable to make that purchase on that date on the first date on which it is practicable to do so).

     (b) If that amount in the contractual currency is less than the amount in the contractual currency due to the Lender by the Borrower, the Guarantor shall indemnify the Lender against any loss sustained by the Lender as a result. In any event, the Guarantor shall indemnify the Lender against the cost of making any such purchase.

     (c) These indemnities constitute a separate and independent obligation from the other obligations in this Guarantee and shall give rise to a separate and independent cause of action.

27.  (a)    This Guarantee shall be governed by and construed in all respects in accordance with the laws of Singapore and shall be subject to the non-exclusive jurisdiction of the courts of Singapore. The Guarantor hereby agrees that where any actions or proceedings are initiated and taken in Singapore the Guarantor shall submit to the jurisdiction of the courts of Singapore. The service of any writ of summons or any legal process in respect of any action or proceeding hereunder may be effected on the Guarantor by forwarding a copy of the writ of summons and statement of claim or other legal process by registered post to the address of the Guarantor hereinbefore stated.

     (b) To the extent that the Guarantor may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent in any such jurisdiction there may be attributed to itself or its assets such immunity whether on grounds of sovereignty or otherwise (whether or not claimed), the Guarantor irrevocably agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction. The Guarantor irrevocably agrees and undertakes that it and its assets are, and shall be subject to any proceedings attachment or execution in respect of its obligations under this Guarantee.

     (c) The Guarantor irrevocably consents in respect of any proceedings anywhere to the giving of any relief or the issue of any process in connection with those proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of the use or intended use) of any order or judgment which may be made or given in those proceedings.

28. The Guarantor may not assign its rights nor transfer its obligations or any part thereof under this Guarantee without the prior written consent of the Lender (such consent not to be unreasonably withheld). The Lender shall at its own cost be entitled to assign or transfer any part or all of its rights and/or obligations under this Guarantee to any person in favour of whom it has assigned any part or all of its rights or transferred any part or all of its obligations under the Facility Agreement.

29. In the event that the Guarantor is in default of the payment of insurance premiums, legal fees, property taxes or any other out-of-pocket expenses, the Lender may in its sole and absolute discretion pay such amounts and the Guarantor agrees to reimburse the Lender for such amounts, together with interest on such amounts from the date that the Lender paid such amounts until the date on which such amounts are paid in full, payable on demand, at an interest per annum equal to the Prime Rate plus 5% per annum. In the event that the amount of such interest is less than $250, the Guarantor will pay the Lender an administrative charge of $250 rather than the amount of such interest Provided that the Lender shall notify the Guarantor of the amount payable by the Guarantor under this Clause and shall in such notification set out the computation and basis of such amount.

30.  In this Guarantee where the context so admits :

     (a) words importing the singular number include the plural number and vice versa;

     (b) words importing the masculine gender include the feminine or neuter gender;

     (c) the expression "the Guarantor" includes the personal representatives and successors-in-title of the Guarantor;

     (d) the expression "the Lender" and "the Borrower" include their respective successors and assigns; and

     (e) the word "person" includes any company or association or body of persons, corporate or unincorporated.

31. Third Party Rights. The Contracts (Rights of Third Parties) Act (Chap 53B) shall not apply to this Guarantee and no person not party to this Guarantee shall have or acquire any right to enforce any term of it pursuant to that Act. This Clause shall not affect any right or remedy of any third party which exists or is available otherwise than by reason of that Act and shall prevail over any other provision of this Guarantee which is inconsistent with it.

IN WITNESS WHEREOF the Guarantor has hereunto affixed its Common Seal on the day of January, 2003.

The Common Seal of                                   )
Infiniti Solutions Pte Ltd                           )
was hereunto affixed                                 )
in the presence of                                   )

                                                              - Director

                                                              - Secretary

     I,     , an Advocate & Solicitor of         practising in      hereby
certify that on the day of       20      the Common Seal of was duly affixed to
the within written instrument at in my presence in accordance with the regulations of the said company (which regulations have been produced and shown to me).

     Witness my hand.